UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT

Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2025

Masterworks Vault 2, LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-12271

Delaware	93-1570482
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1 WORLD TRADE CENTER, 57TH FLOOR, NEW YORK, NY 10007

(Full mailing address of principal executive offices)

(203) 518-5172

(Issuer’s telephone number, including area code)

www.masterworks.com

(Issuer’s website)

Series 301 Class A Ordinary Shares, Series 302 Class A Ordinary Shares, Series 303 Class A Ordinary Shares, Series 304 Class A Ordinary Shares, Series 305 Class A Ordinary Shares, Series 306 Class A Ordinary Shares, Series 307 Class A Ordinary Shares, Series 308 Class A Ordinary Shares, Series 310 Class A Ordinary Shares, Series 311 Class A Ordinary Shares, Series 312 Class A Ordinary Shares, Series 313 Class A Ordinary Shares, Series 314 Class A Ordinary Shares, Series 317 Class A Ordinary Shares, Series 321 Class A Ordinary Shares, Series 322 Class A Ordinary Shares, Series 324 Class A Ordinary Shares, Series 328 Class A Ordinary Shares, Series 331 Class A Ordinary Shares, Series 333 Class A Ordinary Shares, Series 335 Class A Ordinary Shares, Series 341 Class A Ordinary Shares, Series 342 Class A Ordinary Shares, Series 347 Class A Ordinary Shares, Series 364 Class A Ordinary Shares, Series 378 Class A Ordinary Shares, Series 379 Class A Ordinary Shares, Series 382 Class A Ordinary Shares, Series 394 Class A Ordinary Shares, Series 397 Class A Ordinary Shares, Series 399 Class A Ordinary Shares, Series 401 Class A Ordinary Shares, Series 402 Class A Ordinary Shares, Series 406 Class A Ordinary Shares, Series 408 Class A Ordinary Shares, Series 409 Class A Ordinary Shares, Series 410 Class A Ordinary Shares, Series 438 Class A Ordinary Shares, Series 461 Class A Ordinary Shares, Series 495 Class A Ordinary Shares, Series 499 Class A Ordinary Shares, Series 504 Class A Ordinary Shares, Series 505 Class A Ordinary Shares, Series 509 Class A Ordinary Shares, Series 514 class A Ordinary Shares, Series 515 Class A Ordinary Shares

(Securities issued pursuant to Regulation A)

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Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors” in our most recent Offering Circular filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings and offering circular supplements filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Annual Report. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Annual Report, whether as a result of new information, future events or otherwise.

Item 1. Business

As used in this Report, “we,” “our,” “ours,” “us,” or the “Company,” refer to Masterworks Vault 2, LLC, a Delaware series limited liability company and, as the context requires, the series of the Company and the segregated portfolios of Masterworks Cayman, SPC that holds title to the Artwork of each series, individually or collectively. “Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries.

Overview

We are a Delaware series limited liability company formed on May 24, 2023 to facilitate investment in distinct artworks (each, an “Artwork” and collectively, the “Artworks”). We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended (each an “Offering” and, collectively, “Offerings”). The Class A shares of each series represent ordinary membership interests in such series (“Class A shares”) and an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

On or about June 9, 2023, the Company commenced accepting subscriptions for one or more Offerings. As of December 31, 2025, aggregate subscriptions of $54,743,280 had been accepted by the Company and closed upon, resulting in the issuance of an aggregate of 2,737,164 Class A ordinary shares of various series at $20.00 per share. All of the proceeds from each Offering are used to pay, directly or indirectly, for the acquisition of Artwork, and to pay an expense allocation to Masterworks.

During all relevant times following the initial closing of each Offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single entity which may establish internal segregated portfolios. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

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Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to hold the Artwork for capital appreciation and to display and promote the Artwork so as to enhance its value and broaden its exposure to the art-viewing public. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork.

We are totally reliant on Masterworks to maintain the Artwork and administer our business.

The Art Market

The global art market entered a recovery cycle in 2025 following a prolonged downturn. Combined public auction revenue at Christie’s, Sotheby’s and Phillips, rose approximately 15.5% year-over-year to $9.56 billion. This followed a significant contraction in 2024, when global auction revenue at the three major houses declined 26% to $8.27 billion as fewer major estate consignments came to market and sellers shifted toward private sales.

The recovery was heavily weighted to the second half of the year. The first half of 2025 remained soft, with auction sales at the major houses declining approximately 6% year-over-year, though the rate of decline was less severe than in prior periods. Conditions shifted decisively in the second half as several landmark single-owner collections came to market. The November New York auction season was the strongest in three years, realizing approximately $2.2 billion across the major houses, up approximately 53% from November 2024. The season was anchored by the Leonard Lauder collection, which realized $527.5 million at Sotheby’s, and included record-setting results for Gustav Klimt ($236.3 million, the most expensive Modern work sold at auction) and Frida Kahlo ($54.7 million, the most expensive work by a woman artist sold at auction). Sotheby’s auction sales rose 28.7% and Christie’s 7.2% for the full year.

Impressionist and Modern art led the recovery, with year-over-year growth of approximately 31.4%. Post-War and Contemporary art, the categories most relevant to the Company’s portfolio, remained softer, declining 17.7% and 12.3%, respectively, though buyer appetite for quality works with strong provenance remained firm. The use of third-party guarantees continued to rise, reaching approximately 73% of Post-War and Contemporary evening sale lots in the first half of 2025, the highest share since 2016.

The market for female artists continued to gain momentum, with Frida Kahlo’s record sale a notable milestone. Female surrealists including Leonora Carrington, Remedios Varo, and Leonor Fini continued to see strong demand, and Roy Lichtenstein emerged as the top-selling Post-War artist by annual sales value, driven by estate consignments.

The Post-War & Contemporary Art category has exhibited price appreciation at an estimated annualized rate of 10.24% from 1995 to 2025, versus 10.35% for the S&P 500 Index, with a correlation factor of -0.09), suggesting art’s potential as a risk diversifier.

Looking ahead through 2026, market sentiment has continued to improve following a strong New York auction season in November 2025, which saw approximately $2.2 billion in sales across Christie’s, Sotheby’s and Phillips, the strongest fall auction season in three years and up significantly from the prior year.

The strength of such a sale season can be a signal of renewed market confidence which can attract new supply of quality consignments to market, which has the effect of drawing new bidders to sales. We see this dynamic as potentially the early stages of a recovery cycle. A backlog of major estate sales, which grew over the last several years, remains a potential catalyst for further improvement in market sentiment and opportunity for price discovery. We expect the auction market to play an important role in setting the pace for this next market cycle. Geopolitics and financial-market volatility, however, remain risks to demand, particularly at the top end of the market.

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Through 2025, art market transaction volumes have remained below prior periods, which has reduced near-term opportunities for artwork sales by us and by extension, capital formation for new Masterworks offerings. This has resulted in fewer portfolio exits and corresponding distributions to investors. However, we expect the renewed momentum in market sentiment to create more opportunities for exits in 2026. The Company continues to exercise flexibility in timing sales based on market conditions. For the Administrator, reduced realized sales has decreased cash flows from profit participation, though management fee accruals continue as designed.

We are otherwise not aware of any additional trends, uncertainties, demands, commitments or events that will materially affect our operations.

Administrative Services

Pursuant to a management services agreement by and between the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio, and the Administrator (the “Services Agreement”), the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in each segregated portfolio of Masterworks Cayman (“SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum. SPC Preferred shares have a liquidation preference of $20.00 per share. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Artwork of a series or us, as applicable. Because the Company has no employees and no liquid capital resources, the Company is totally reliant on the Administrator to maintain the Artwork of each series and administer each series’ operations. We may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, the Administrator would be permitted to charge the buyer of the Artwork of a series a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Christie’s or Phillips in effect at such time.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities, such as galleries, and individuals who are selling or seeking to sell similar artworks. These other parties may be willing to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors prevailing in the art market, such as the available supply of similar artworks for sale.

Government Regulation

As tangible personal property, art is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Art transactions that cross international borders may be subject to tariffs, duties, and other trade regulations. Recent fluctuations in global trade policy may impact the art market, with certain categories of artwork facing tariffs as high as 27.5% when imported from specific countries. These tariffs can substantially affect acquisition costs, shipping logistics, and overall investment returns. Our business model requires constant monitoring of these evolving trade policies to optimize transaction structures and minimize unnecessary costs to investors. We maintain relationships with customs specialists to navigate these complexities efficiently.

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The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

Risk Factors

Investing in the Class A shares of a series involves a high degree of risk and are only suitable for investors who can hold their investment for an indefinite period and can afford to lose their entire investment. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Class A shares of a series. Prospective investors should consult their accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in a series of the Company. Set forth below is a summary of certain risks that should be considered before making an investment.

Each series owns a unique artwork and whether or not a series will be able to deliver capital appreciation to investors is largely dependent on the art market, which we cannot control. We cannot make any assurance that our business model will be successful. Our operations are dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

We do not expect any series to generate any material amount of revenues and Class A shares do not generate current yield. We do not expect any series to generate any material revenue, so investors will only recognize a return on their investment if the Artwork held by a series is sold or they are able to sell their shares and must be prepared to hold their investment for an indefinite period. An investment in the Class A shares of a series is unsuitable for investors seeking current yield and is only suitable for those seeking long term capital appreciation.

We are undiversified. Investing in a series is highly risky since 100% of such investment is concentrated in a single artwork.

Your ability to trade shares or otherwise exit your investment is highly uncertain. There is no active public market for the Class A shares of a series and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist. Although we facilitate or intend to facilitate secondary purchases and sales of the Class A shares of a series on an alternative trading system operating by a third-party broker-dealer (the “ATS”), certain investors are not eligible to participate on the ATS, including certain non-U.S. citizens, and it may not provide an effective means to sell your shares or receive a price for your shares that is reflective of the fair value of the Class A shares of a series or the Artwork of such series. The Class A shares of a series are thinly traded and dealers do not typically participate in the trading market, which means that trading is episodic and prices at which trades are executed often do not reflect the underlying value of the Artwork of a series. In addition, we impose restrictions on the transfer of the Class A shares of a series. Accordingly, you should consider the resale market for the Class A shares of a series to be severely limited, as you may be unable to resell your shares without significant expense or it may take a lengthy period of time to do so and you may need to offer to sell them at a price that is considerably lower than the fair value or net asset value of the Class A shares of a series..

Artwork may be sold at a loss. An artwork can decline in value and investors in Masterworks shares may lose all or a significant portion of their investment. Even if the Artwork of a series appreciates in value, the rate of appreciation may be insufficient to cover costs and expenses.

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The Class A shares are illiquid. The Class A shares of a series are not eligible for trading on any stock exchange. We intend to hold the Artwork of a series for an indefinite period and the maintenance of an active trading market for the shares is uncertain. Although you may be able to sell shares on the ATS, no assurance can be given that there will be a liquid market or that you will realize fair value upon any such sale. Historically, trading in Masterworks issuer securities on the ATS has been characterized by low transaction volume and inefficient pricing. Investors should be prepared to hold their investment for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Artwork of a series can be sold.

Costs will diminish returns. Fixed costs, such as the expense allocation and administrative services fees paid to Masterworks and variable costs, such as Masterworks profit sharing and costs to sell the Artwork of a series, will reduce overall returns on invested capital.

Investing in art is subject to numerous risks. These risks include, without limitation (i) claims with respect to authenticity or provenance, (ii) physical damage due to improper storage, poor workmanship, accidents, theft, natural disasters, fire, etc., (iii) legal challenges to ownership, (iv) market risks, (v) economic risks, and (vi) fraud. Also, the artist that produced the Artwork could fall out of favor for a variety of reasons which would reduce an Artwork’s marketability and value. Any of these risks could reduce the value of the Class A shares of a series.

Art is illiquid. Art is a highly illiquid asset and we cannot guarantee that there will be a buyer for the Artwork of a series at any reasonable price or within any given time frame.

Trends in the art market may change. Temporary consumer popularity or trends among collectors may lead to short-term or temporary price increases, followed by decreases in value. Trends are difficult to predict and may adversely impact the value of the Artwork of a series and or our ability to sell the Artwork of a series.

Claims could cause losses. Buying and selling artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Costs associated with litigation and or settlement may be advanced by the Administrator, but are ultimately the responsibility of each series. Accordingly, the existence of any such claims may require us to sell the Artwork of a series at an inopportune time and will reduce the proceeds of a sale that are available to shareholders. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims.

Insurance coverage may be insufficient. Insurance coverage may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. In addition, coverage limits at any point in time may be below fair value.

The Company is totally reliant on Masterworks. The Company has no liquid capital resources and is 100% reliant on Masterworks to maintain and eventually sell the Artwork of each series. If the Masterworks business model were to fail, we would likely need to sell the Artwork of each series and the timing and manner of any such forced sale may be suboptimal to maximize the sale price and value to shareholders. In addition, although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

Masterworks has conflicts of interest. Masterworks earns fees and incurs costs for administering Masterworks issuers such as the Company. Although, there is significant alignment between investors and Masterworks since Masterworks earns fees in the form of equity interests and has a profit sharing interest in each segregated portfolio, Masterworks sells a portion of its equity interests periodically and may earn money from other activities, such as for displaying the Artwork of a series, providing advisory services, future trading in the shares of a series, sale of the Artwork of a series without using a third-party intermediary or in other ways. Masterworks may have financial incentives to hold the Artwork of a series for a long time since it earns management fees for the duration of its holding period. Conversely, Masterworks may have financial incentives to sell the Artwork of a series prematurely to monetize its equity interests. Masterworks’ interests and the interests of its Board of Managers and officers may not always be aligned with your interests.

Liquidation timing is highly uncertain. There can be no assurance as to the timing of a liquidating distribution or that a series will pay a liquidating distribution at all. Investment is only suitable for those who can afford to hold their investment indefinitely and afford to sustain a total loss of capital.

The Board of Managers has complete authority to administer our business consistent with our operating agreement. Our Board of Managers has sole voting power over matters such as mergers, consolidations, acquisitions, winding up and dissolution of the Company and each individual series (as applicable). Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The issuance of equity to the Administrator will have a dilutive effect on the holders of the Class A shares of a series and has priority upon a liquidation event. The Administrator will earn a management services fee for each series in the form of SPC Preferred shares (which are exchangeable for Class A shares of the Company). These fees will, when issued and exchanged (if applicable), effectively dilute your economic interest in the Artwork of a series. In addition, the holders of SPC Preferred shares have a $20.00 per share liquidation preference over the holders of SPC ordinary shares. In the event of a liquidation of a series, the Administrator (or an affiliate of the Administrator that holds the preferred shares of the corresponding segregated portfolio) would receive $20.00 per share of liquidation proceeds, prior to (and in preference to) the holders of the corresponding ordinary shares receiving any amount of such liquidation proceeds.

Employees

None.

Material Legal Proceedings

None.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with our audited Consolidated Financial Statements and the related notes.

Overview

We are a Delaware series limited liability company formed to facilitate investments in distinct Artworks by conducting an offering of Class A shares of one or more series pursuant to a Tier II offering under Regulation A+, acquiring the Artworks and maintaining the Artworks for future sale. We are managed by our affiliate, the Administrator.

During all relevant times following the initial closing of each series offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each series owns 100% of the ordinary share capital of the applicable segregated portfolio, and such segregated portfolio will be treated as a subsidiary of the applicable series for financial reporting purposes. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

Pursuant to the Services Agreement among Masterworks, the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio and the Administrator, Masterworks manages all of our administrative services and funds all ordinary and necessary costs and expenses to maintain the Artwork of each series. In exchange for these services, the Administrator receives SPC Preferred shares at a rate of 1.5% per annum. The SPC Preferred share issuances are made quarterly in arrears and there is no overall limit to the number of SPC Preferred Shares that may be issued to Masterworks. Masterworks will be entitled to receive $20.00 per SPC Preferred share in preference to distributions to holders of Class A shares. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

In addition, a one-time expense allocation payment to Masterworks by each series from the proceeds of a series offering is intended to be reasonable compensation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks platform and Masterworks intellectual property. No such charges or expenses are otherwise invoiced to the Company.

Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to display, promote and market the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value.

We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Artwork of a series. We are totally reliant on Masterworks to maintain the Artwork and administer our business. Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

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Operating Results

Our operating results for any particular series for any fiscal period following the closing date on which the applicable series offering is fully subscribed will only reflect the management services fee, which includes all ordinary and necessary operating expenses, and any extraordinary or non-recurring items for which we are responsible. Accordingly, differences in operating results from one fiscal period to the next are primarily attributable to the timing of the acquisition and disposition of the Artwork of a series. Operating results for a particular series for any fiscal period may also be affected by changes in the fair value of the Artwork of such series, since the services fee payable to Masterworks in the form of SPC Preferred shares is recorded based on the fair value of the SPC Preferred shares over the time period during which the related services are performed.

During the periods presented in the audited Consolidated Financial Statements included in this Report, neither the Company nor any series was responsible for any extraordinary or non-recurring expenses.

Contingent Liabilities

Neither the Company nor any series had any contingent liabilities as of December 31, 2025.

Income Taxes

We expect that the Company will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit.

We had no federal and state income tax assets, liabilities or expenses (other than for management fees deducted in connection with the Services Agreement) as of and for the year ended December 31, 2025.

Liquidity and Capital Resources of the Administrator

We do not maintain any material liquid assets and, accordingly, we rely upon the Administrator to pay for the maintenance and administration of our Company and the business of each series in accordance with the Services Agreement. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2025 and December 31, 2024, respectively:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the Services Agreement for the foreseeable future. We do not believe the Company will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future, excluding management fee shares, and we are not permitted to do so under our operating agreement without prior approval of holders of the Class A ordinary shares of such series.

Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through borrowings from Scott W. Lynn, the Founder of Masterworks and equity contributions of approximately $110 million from private investors in October 2021. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. Masterworks has generated operating losses and negative cash flows from operations since 2022.

The Administrator earns fees in the form of SPC Preferred shares. Once earned the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1, which effectively results in dilution of other Class A shareholders of 1.5% per annum. The direct incremental costs incurred by the Administrator to satisfy its obligations under the Services Agreement are expected to be less than its revenues.

The Administrator has covenanted in the Services Agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the Services Agreement to fund the Company’s and each series operations until the sale of the Artwork of each series. The costs incurred by the Administrator to satisfy its obligations under the Services Agreement and similar agreements for other issuers are expected to be less than its cash inflows, though such cash inflows may be insufficient to fund the Administrator’s operations and growth initiatives. Masterworks intends to fund its ongoing operations and future growth through the sale of management fee shares, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing.

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Masterworks entered into a revolving senior secured promissory note with the Lynn Family Trust 001 in December 2025. The outstanding principal balance of the loan as of December 31, 2025 was $7 million. The loan is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects that, with scale and maturity of its operations as sales of artwork and management fee shares become a more regular occurrence, the Administrator’s cash inflows will consistently exceed its costs. The Company cannot estimate at this time what the aggregate costs and expenses of the Administrator will be with respect to such activities as they will depend on many factors. Additionally, we intend to own the Artwork of each series for an indefinite period, although we will evaluate any reasonable third party offers to acquire the Artwork of a series following the offering conducted by the series.

Commitments from Affiliates to Fund Operations

We have a written agreement with the Administrator to fund our operations and costs to maintain the Artwork of each series until we sell the Artwork or the earlier termination of the Services Agreement.

Item 3. Directors and Officers

As of the date of this Annual Report, the following table sets forth the names of the executive officers and members of the Board of Managers of the Company and their positions and offices with the Company:

Name	Age	Position

Nigel S. Glenday	43	Chief Executive Officer; Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	58	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	47	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since inception and as Chief Financial Officer and a member of the Board of Managers of the Company since inception. He has also served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since inception and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

10

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since inception and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

Key Employee of Masterworks

Although not an employee of the Company, through its arrangements with Masterworks, the Company significantly relies on services performed by Scott W. Lynn. Biographical information for Mr. Lynn is set forth below.

Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we pay to the Administrator, we do not intend to pay any compensation directly to this individual.

11

Compensation of the Administrator

For information regarding the compensation of our Administrator, please see “Management Compensation” in our Offering Statement on Form 1-A filed with the SEC on June 2, 2023, and such section is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets forth information about the current beneficial ownership of the Company at December 31, 2025, for:

●	Each person known to us to be the beneficial owner of 10% or more of the Class A shares of any series eligible to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

		Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings
Name of Beneficial Owner	Series	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:	-

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	-	*	-	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	-	*	-	*

Eli D. Broverman, Independent Representative (1)	-	-	*	-	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	-	-	*	-	*

10% Holders:

Sebastian Firmenich	Series 379			2,995	10.00%
William Brandon Warburton	Series 382			17,610	20.00%
Jonathan Huff	Series 499			5,000	16.37%
Divya Bhansali	Series 505			1,750	22.29%

*	Less than 1.0%

(1)	Also serve as members of the Board of Managers of the Company.

12

The Lynn Family Trust 001 (the “Trust”) owns approximately 81% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries. Masterworks beneficially owns 100% of the Company’s non-voting Class B shares and earns SPC Preferred shares pursuant to the Services Agreement at an annual rate of 1.5%.

Class B shares beneficially owned by Masterworks entitle Masterworks to 20% of the profit on sale of the Artwork or the ability to convert such shares into Class A shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The amounts reflected in the table do not include any Class A shares which may be issuable upon conversion of Class B shares because such amount is indeterminable, and does not include any Class A shares that Masterworks earned pursuant to a Services Agreement. For additional information regarding the hypothetical number of Class A shares that would be issued to Masterworks upon conversion of its Class B shares at various valuations, see “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS” in our Offering Statement on Form 1-A filed with the SEC on June 2, 2023, which section is incorporated herein by reference.

In addition, the following table represents the number and percentage of Class A shares of a series that are eligible to vote and the number and percentage of Class A shares of a series that are not eligible to vote as of December 31, 2025:

Series	Number of Class A shares eligible to vote	%	Number of Class A shares not eligible to vote	%
Series 301	35,100	96.44%	1,294	3.56%
Series 302	27,750	97.19%	802	2.81%
Series 303	9,700	96.54%	348	3.46%
Series 304	28,262	78.38%	7,797	21.62%
Series 305	13,900	96.49%	505	3.51%
Series 306	16,900	96.44%	624	3.56%
Series 307	13,413	93.39%	949	6.61%
Series 308	122,400	96.79%	4,053	3.21%
Series 310	43,000	96.49%	1,562	3.51%
Series 311	141,393	77.51%	41,031	22.49%
Series 312	67,801	76.84%	20,436	23.16%
Series 313	26,550	96.62%	928	3.38%
Series 314	97,375	96.42%	3,618	3.58%
Series 317	55,500	96.45%	2,040	3.55%
Series 321	20,800	96.43%	769	3.57%
Series 324	122,100	96.42%	4,539	3.58%
Series 328	56,900	96.46%	2,090	3.54%
Series 331	210,895	97.05%	6,407	2.95%
Series 333	27,900	97.01%	860	2.99%
Series 335	23,875	96.80%	790	3.20%
Series 341	175,189	77.35%	51,289	22.65%
Series 342	43,000	97.23%	1,226	2.77%
Series 347	15,850	96.68%	544	3.32%
Series 364	60,594	99.46%	329	0.54%
Series 378	52,750	97.30%	1,464	2.70%
Series 379	29,950	97.61%	734	2.39%
Series 382	88,050	96.75%	2,954	3.25%
Series 394	29,950	97.21%	861	2.79%
Series 397	199,800	97.02%	6,140	2.98%
Series 399	40,257	87.29%	5,863	12.71%
Series 402	70,522	88.34%	9,305	11.66%
Series 406	54,177	77.45%	15,774	22.55%
Series 408	180,395	97.35%	4,903	2.65%
Series 409	32,150	97.24%	911	2.76%
Series 410	125,897	77.07%	37,458	22.93%
Series 461	105,274	98.76%	1,324	1.24%
Series 495	21,422	100.00%	0	0.00%
Series 499	29,947	99.71%	86	0.29%
Series 504	30,065	99.68%	98	0.32%
Series 505	7,412	100.00%	0	0.00%
Series 509	50	100.00%	0	0.00%

Item 5. Interest of Management and Others in Certain Transactions

For further details, please see Note 2, “Related Party Transactions” and Note 6, “Subsequent Events” in Item 7, Consolidated Financial Statements.

Item 6. Other Information

On November 24, 2025, an unaffiliated auction house, on behalf of Series 307 of the Company (“Series 307”) and the 307 segregated portfolio of Masterworks Cayman, SPC, sold the Artwork created by Cecily Brown for $745,000 to an undisclosed buyer in accordance with the terms and conditions of a consignment agreement. On December 8, 2025, the parties consummated the transactions contemplated by the consignment agreement and title of the Artwork passed to the buyer. After allocating costs and expenses incurred in connection with the transaction and winding up and amounts in respect of profit sharing interests represented by Class B ordinary shares, record holders of Series 307’s Class A ordinary shares received a distribution in the amount of approximately $24.68 per Class A share.

13

Item 7. Consolidated Financial Statements

Masterworks Vault 2, LLC

Consolidated Financial Statements

January 1, 2025 - December 31, 2025

and January 1, 2024 - December 31, 2024

F-1

Independent auditor’s report

To the Board of Managers and Members of

Masterworks Vault 2, LLC

Opinion

We have audited the accompanying consolidated financial statements of Masterworks Vault 2, LLC (the “Company”) as a whole, on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024 , and the related notes to the consolidated financial statements. We have also audited the accompanying consolidated financial statements of each listed Series of the Company, which comprise each listed Series’ consolidated balance sheet as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, for each listed Series, and the related notes to each listed Series’ consolidated financial statements.

In our opinion, the consolidated financial statements for the Company as a whole and for each Series referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, the financial position of each listed Series as of December 31, 2025 and 2024, the results of the Company’s consolidated operations, its member’s equity and its cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024 , and the results of each listed Series’ consolidated operations, its member’s equity and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024 , in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits and in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements of the Company and each listed Series’ consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements of the Company as a whole or on each listed Series’ consolidated financial statements.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements of the Company and each listed Series’ consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements of the Company and each Series’ consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

AGD Legal, S. C.

Cancun, Quintana Roo

April 8, 2026

F-3

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 301	Series 302	Series 303	Series 304	Series 305	Series 306
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	130	130	130	2,130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	130	130	130	130	2,130
Artwork	702,000	555,000	194,000	702,000	278,000	336,000
Total Assets	$702,130	555,130	194,130	702,130	278,130	338,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$702,130	555,130	194,130	702,130	278,130	338,130

Noncontrolling interests in consolidated subsidiary	25,880	16,040	6,960	5,300	10,100	12,480
Members’ Equity	676,250	539,090	187,170	696,830	268,030	325,650

Total Liabilities And Members’ Equity	$702,130	555,130	194,130	702,130	278,130	338,130

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 307	Series 308	Series 310	Series 311	Series 312	Series 313
ASSETS
Current Assets:
Cash and Cash Equivalents	$19,460	130	130	130	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	19,460	130	130	130	130	130
Artwork	-	2,448,000	860,000	3,552,000	1,734,000	531,000
Total Assets	$19,460	2,448,130	860,130	3,552,130	1,734,130	531,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$19,460	2,448,130	860,130	3,552,130	1,734,130	531,130

Noncontrolling interests in consolidated subsidiary	-	80,280	31,240	55,737	26,300	18,824
Members’ Equity	19,460	2,367,850	828,890	3,496,393	1,707,830	512,306

Total Liabilities And Members’ Equity	$19,460	2,448,130	860,130	3,552,130	1,734,130	531,130

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 314	Series 317	Series 321	Series 324	Series 328	Series 331
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	130	130	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	130	130	130	130	130
Artwork	1,947,000	1,110,000	416,000	2,442,000	1,138,000	4,218,000
Total Assets	$1,947,130	1,110,130	416,130	2,442,130	1,138,130	4,218,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,947,130	1,110,130	416,130	2,442,130	1,138,130	4,218,130

Noncontrolling interests in consolidated subsidiary	72,397	40,700	17,064	90,100	41,193	129,321
Members’ Equity	1,874,733	1,069,430	399,066	2,352,030	1,096,937	4,088,809

Total Liabilities And Members’ Equity	$1,947,130	1,110,130	416,130	2,442,130	1,138,130	4,218,130

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 333	Series 335	Series 341	Series 342	Series 347	Series 364
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	120	130	130	1,970
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	130	120	130	130	1,970
Artwork	558,000	477,000	4,440,000	860,000	317,000	1,221,000
Total Assets	$558,130	477,130	4,440,120	860,130	317,130	1,222,970
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	1,000
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	9,120
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	10,120
Total Liabilities	$-	-	-	-	-	10,120
Members’ Equity:
Total Members’ Equity	$558,130	477,130	4,440,120	860,130	317,130	1,212,850

Noncontrolling interests in consolidated subsidiary	17,200	15,933	96,452	24,520	10,874	6,580
Members’ Equity	540,930	461,197	4,343,668	835,610	306,256	1,206,270

Total Liabilities And Members’ Equity	$558,130	477,130	4,440,120	860,130	317,130	1,222,970

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 378	Series 379	Series 382	Series 394	Series 397	Series 399
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	130	120	130	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	120	130	120	130	120
Artwork	1,055,000	599,000	1,761,000	599,000	3,996,000	898,000
Total Assets	$1,055,130	599,120	1,761,130	599,120	3,996,130	898,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,055,130	599,120	1,761,130	599,120	3,996,130	898,120

Noncontrolling interests in consolidated subsidiary	29,280	14,680	59,100	17,220	122,800	6,840
Members’ Equity	1,025,850	584,440	1,702,030	581,900	3,873,330	891,280

Total Liabilities And Members’ Equity	$1,055,130	599,120	1,761,130	599,120	3,996,130	898,120

The accompanying notes are an integral part of these consolidated financial statements.

F-8

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 401	Series 402	Series 406	Series 408	Series 409	Series 410
ASSETS
Current Assets:
Cash and Cash Equivalents	$100	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	100	120	120	120	120	120
Artwork	-	1,554,000	1,373,000	3,608,000	643,000	3,189,000
Total Assets	$100	1,554,120	1,373,120	3,608,120	643,120	3,189,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$100	1,554,120	1,373,120	3,608,120	643,120	3,189,120

Noncontrolling interests in consolidated subsidiary	-	13,568	26,020	97,960	18,220	64,620
Members’ Equity	100	1,540,552	1,347,100	3,510,160	624,900	3,124,500

Total Liabilities And Members’ Equity	$100	1,554,120	1,373,120	3,608,120	643,120	3,189,120

The accompanying notes are an integral part of these consolidated financial statements.

F-9

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 461	Series 495	Series 499	Series 504	Series 505	Series 509
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	110	110	110	110	388,220
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	110	110	110	110	388,220
Artwork	2,109,000	450,000	611,000	624,000	157,000	-
Total Assets	$2,109,110	450,110	611,110	624,110	157,110	388,220
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	388,120
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	3,520	21,560	12,060	22,700	8,760	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	3,520	21,560	12,060	22,700	8,760	388,120
Total Liabilities	$3,520	21,560	12,060	22,700	8,760	388,120
Members’ Equity:
Total Members’ Equity	$2,105,590	428,550	599,050	601,410	148,350	100

Noncontrolling interests in consolidated subsidiary	26,480	-	1,720	1,960	-	-
Members’ Equity	2,079,110	428,550	597,330	599,450	148,350	100

Total Liabilities And Members’ Equity	$2,109,110	450,110	611,110	624,110	157,110	388,220

The accompanying notes are an integral part of these consolidated financial statements.

F-10

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 514	Series 515	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$128,140	376,640	(134,846)	786,435
Receivable from Affiliates	-	-	135,772	135,772
Total Current Assets	128,140	376,640	926	922,207
Artwork	-	-	-	54,262,000
Total Assets	$128,140	376,640	926	55,184,207
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$128,040	376,540	-	893,700
Management services fee payable	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-		77,720
Other amounts due to affiliates	-	-	926	926
Total Current Liabilities	128,040	376,540	926	972,346
Total Liabilities	$128,040	376,540	926	972,346
Members’ Equity:
Total Members’ Equity	$100	100	-	54,211,860

Noncontrolling interests in consolidated subsidiary	-	-	-	1,351,943
Members’ Equity	100	100	-	52,859,917

Total Liabilities And Members’ Equity	$128,140	376,640	926	55,184,207

The accompanying notes are an integral part of these consolidated financial statements.

F-11

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 301	Series 302	Series 303	Series 304	Series 305	Series 306
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	120	2,120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	120	2,120
Artwork	702,000	555,000	194,000	702,000	278,000	336,000
Total Assets	$702,120	555,120	194,120	702,120	278,120	338,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$702,120	555,120	194,120	702,120	278,120	338,120

Noncontrolling interests in consolidated subsidiary	15,080	7,640	4,080	8,620	5,780	7,200
Members’ Equity	687,040	547,480	190,040	693,500	272,340	330,920

Total Liabilities And Members’ Equity	$702,120	555,120	194,120	702,120	278,120	338,120

The accompanying notes are an integral part of these consolidated financial statements.

F-12

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 307	Series 308	Series 310	Series 311	Series 312	Series 313
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	120	120
Artwork	557,000	2,448,000	860,000	3,552,000	1,734,000	531,000
Total Assets	$557,120	2,448,120	860,120	3,552,120	1,734,120	531,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	40,080	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	40,080	-
Total Liabilities	$-	-	-	-	40,080	-
Members’ Equity:
Total Members’ Equity	$557,120	2,448,120	860,120	3,552,120	1,694,040	531,120

Noncontrolling interests in consolidated subsidiary	11,573	42,840	18,040	42,493	4,820	10,400
Members’ Equity	545,547	2,405,280	842,080	3,509,627	1,689,220	520,720

Total Liabilities And Members’ Equity	$557,120	2,448,120	860,120	3,552,120	1,734,120	531,120

The accompanying notes are an integral part of these consolidated financial statements.

F-13

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 314	Series 317	Series 321	Series 324	Series 328	Series 331
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	120	120
Artwork	1,947,000	1,110,000	416,000	2,442,000	1,138,000	4,218,000
Total Assets	$1,947,120	1,110,120	416,120	2,442,120	1,138,120	4,218,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,947,120	1,110,120	416,120	2,442,120	1,138,120	4,218,120

Noncontrolling interests in consolidated subsidiary	43,130	23,660	9,121	52,660	23,340	64,068
Members’ Equity	1,903,990	1,086,460	406,999	2,389,460	1,114,780	4,154,052

Total Liabilities And Members’ Equity	$1,947,120	1,110,120	416,120	2,442,120	1,138,120	4,218,120

The accompanying notes are an integral part of these consolidated financial statements.

F-14

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 333	Series 335	Series 341	Series 342	Series 347	Series 364
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	110	120	120	100
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	110	120	120	100
Artwork	558,000	477,000	4,440,000	860,000	317,000	-
Total Assets	$558,120	477,120	4,440,110	860,120	317,120	100
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$558,120	477,120	4,440,110	860,120	317,120	100

Noncontrolling interests in consolidated subsidiary	8,800	9,141	27,195	11,560	5,940	-
Members’ Equity	549,320	467,979	4,412,915	848,560	311,180	100

Total Liabilities And Members’ Equity	$558,120	477,120	4,440,110	860,120	317,120	100

The accompanying notes are an integral part of these consolidated financial statements.

F-15

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 378	Series 379	Series 382	Series 394	Series 397	Series 399
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	110	120	110	120	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	110	120	110	120	110
Artwork	1,055,000	599,000	1,761,000	599,000	3,996,000	898,000
Total Assets	$1,055,120	599,110	1,761,120	599,110	3,996,120	898,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,055,120	599,110	1,761,120	599,110	3,996,120	898,110

Noncontrolling interests in consolidated subsidiary	13,200	5,560	32,220	8,100	61,840	10,720
Members’ Equity	1,041,920	593,550	1,728,900	591,010	3,934,280	887,390

Total Liabilities And Members’ Equity	$1,055,120	599,110	1,761,120	599,110	3,996,120	898,110

The accompanying notes are an integral part of these consolidated financial statements.

F-16

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 401	Series 402	Series 406	Series 408	Series 409	Series 410
ASSETS
Current Assets:
Cash and Cash Equivalents	$100	110	110	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	100	110	110	110	110	110
Artwork	-	1,554,000	1,373,000	3,608,000	643,000	3,189,000
Total Assets	$100	1,554,110	1,373,110	3,608,110	643,110	3,189,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$100	1,554,110	1,373,110	3,608,110	643,110	3,189,110

Noncontrolling interests in consolidated subsidiary	-	19,791	5,380	43,240	8,380	29,860
Members’ Equity	100	1,534,319	1,367,730	3,564,870	634,730	3,159,250

Total Liabilities And Members’ Equity	$100	1,554,110	1,373,110	3,608,110	643,110	3,189,110

The accompanying notes are an integral part of these consolidated financial statements.

F-17

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 461	Series 495	Series 499	Series 504	Series 505	Series 509
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,832,520	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	1,832,520	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$1,832,520	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$1,832,420	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	1,832,420	-	-	-	-	-
Total Liabilities	$1,832,420	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$100	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	100	-	-	-	-	-

Total Liabilities And Members’ Equity	$1,832,520	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-18

MASTERWORKS VAULT 2, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 514	Series 515	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	9,672	1,848,382
Receivable from Affiliates	-	-	-	-
Total Current Assets	-	-	9,672	1,848,382
Artwork	-	-	-	49,647,000
Total Assets	$-	-	9,672	51,495,382
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	1,832,420
Amounts due to affiliate for purchase of artwork	-	-		40,080
Other amounts due to affiliates	-	-	9,672	9,672
Total Current Liabilities	-	-	9,672	1,882,172
Total Liabilities	$-	-	9,672	1,882,172
Members’ Equity:
Total Members’ Equity	$-	-	-	49,613,210

Noncontrolling interests in consolidated subsidiary	-	-	-	695,472
Members’ Equity	-	-	-	48,917,738

Total Liabilities And Members’ Equity	$-	-	9,672	51,495,382

The accompanying notes are an integral part of these consolidated financial statements.

F-19

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 301	Series 302	Series 303	Series 304	Series 305	Series 306
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$10,800	8,400	2,880	10,560	4,320	5,280
Total Expenses	10,800	8,400	2,880	10,560	4,320	5,280
Net Income/(Loss)	$(10,790)	(8,390)	(2,870)	(10,550)	(4,310)	(5,270)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.30)	(0.30)	(0.30)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	35,145	27,785	9,712	35,144	13,918	16,922

The accompanying notes are an integral part of these consolidated financial statements.

F-20

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 307	Series 308	Series 310	Series 311	Series 312	Series 313
Income:
Royalties	$-	10	10	10	10	10
Gain on sale of artwork	188,000	-	-	-	-	-
Total Income	$188,000	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$8,775	37,440	13,200	54,155	25,920	8,424
Total Expenses	8,775	37,440	13,200	54,155	25,920	8,424
Net Income/(Loss)	$179,225	(37,430)	(13,190)	(54,145)	(25,910)	(8,414)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.30)	(0.30)	(0.32)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	27,886	122,556	43,055	177,825	86,324	26,584

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 314	Series 317	Series 321	Series 324	Series 328	Series 331
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$29,767	17,040	7,943	37,440	17,853	65,253
Total Expenses	29,767	17,040	7,943	37,440	17,853	65,253
Net Income/(Loss)	$(29,757)	(17,030)	(7,933)	(37,430)	(17,843)	(65,243)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.38)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	97,474	55,571	20,827	122,256	56,973	211,168

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 333	Series 335	Series 341	Series 342	Series 347	Series 364
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$8,400	7,292	85,483	12,960	4,934	6,580
Total Expenses	8,400	7,292	85,483	12,960	4,934	6,580
Net Income/(Loss)	$(8,390)	(7,282)	(85,473)	(12,950)	(4,924)	(6,570)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.38)	(0.30)	(0.31)	(0.13)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	27,935	23,880	222,279	43,054	15,870	51,251

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 378	Series 379	Series 382	Series 394	Series 397	Series 399
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$16,080	9,120	26,880	9,120	60,960	13,680
Total Expenses	16,080	9,120	26,880	9,120	60,960	13,680
Net Income/(Loss)	$(16,070)	(9,110)	(26,870)	(9,110)	(60,950)	(13,670)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.30)	(0.30)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	52,817	29,988	88,162	29,988	200,054	44,957

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 401	Series 402	Series 406	Series 408	Series 409	Series 410
Income:
Royalties	$-	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	26,031	20,640	54,720	9,840	48,240
Total Expenses	-	26,031	20,640	54,720	9,840	48,240
Net Income/(Loss)	$-	(26,021)	(20,630)	(54,710)	(9,830)	(48,230)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	(0.33)	(0.30)	(0.30)	(0.31)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	77,798	68,736	180,628	32,191	159,651

The accompanying notes are an integral part of these consolidated financial statements.

F-25

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 461	Series 495	Series 499	Series 504	Series 505
Income:
Royalties	$10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-
Total Income	$10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$26,480	-	1,720	1,960	-
Total Expenses	26,480	-	1,720	1,960	-
Net Income/(Loss)	$(26,470)	10	(1,710)	(1,950)	10

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.25)	0.00	(0.06)	(0.06)	0.00
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	103,958	16,927	29,762	30,093	7,313

The accompanying notes are an integral part of these consolidated financial statements.

F-26

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 509	Series 514	Series 515	Consolidated
Income:
Royalties	$-	-	-	390
Gain on sale of artwork	-	-	-	188,000
Total Income	$-	-	-	188,390
Expenses:
Share-based compensation - administrative services fees	$-	-	-	816,570
Total Expenses	-	-	-	816,570
Net Income/(Loss)	$-	-	-	(628,180)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	2,724,416

The accompanying notes are an integral part of these consolidated financial statements.

F-27

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 301	Series 302	Series 303	Series 304	Series 305	Series 306
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$10,560	7,640	2,880	8,620	4,080	5,040
Total Expenses	10,560	7,640	2,880	8,620	4,080	5,040
Net Income/(Loss)	$(10,550)	(7,630)	(2,870)	(8,610)	(4,070)	(5,030)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.30)	(0.27)	(0.29)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	35,100	25,395	9,700	32,335	13,900	16,900

The accompanying notes are an integral part of these consolidated financial statements.

F-28

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 307	Series 308	Series 310	Series 311	Series 312	Series 313
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$8,593	36,720	12,960	42,493	4,820	7,920
Total Expenses	8,593	36,720	12,960	42,493	4,820	7,920
Net Income/(Loss)	$(8,583)	(36,710)	(12,950)	(42,483)	(4,810)	(7,910)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.30)	(0.30)	(0.27)	(0.07)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	27,850	122,400	43,000	154,958	64,784	26,550

The accompanying notes are an integral part of these consolidated financial statements.

F-29

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 314	Series 317	Series 321	Series 324	Series 328	Series 331
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$29,550	16,800	6,461	36,960	17,280	63,709
Total Expenses	29,550	16,800	6,461	36,960	17,280	63,709
Net Income/(Loss)	$(29,540)	(16,790)	(6,451)	(36,950)	(17,270)	(63,699)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.31)	(0.30)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	97,350	55,500	20,800	122,100	56,900	210,900

The accompanying notes are an integral part of these consolidated financial statements.

F-30

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 333	Series 335	Series 341	Series 342	Series 347	Series 364
Income:
Royalties	$10	10	10	10	10	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	-
Expenses:
Share-based compensation - administrative services fees	$8,400	7,241	27,195	11,560	4,800	-
Total Expenses	8,400	7,241	27,195	11,560	4,800	-
Net Income/(Loss)	$(8,390)	(7,231)	(27,185)	(11,550)	(4,790)	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.14)	(0.28)	(0.30)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	27,900	23,850	195,747	40,728	15,850	-

The accompanying notes are an integral part of these consolidated financial statements.

F-31

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 378	Series 379	Series 382	Series 394	Series 397	Series 399
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$13,200	5,560	26,420	8,100	60,000	10,720
Total Expenses	13,200	5,560	26,420	8,100	60,000	10,720
Net Income/(Loss)	$(13,190)	(5,550)	(26,410)	(8,090)	(59,990)	(10,710)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.27)	(0.21)	(0.30)	(0.27)	(0.30)	(0.25)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	48,997	27,014	88,050	29,950	199,800	43,705

The accompanying notes are an integral part of these consolidated financial statements.

F-32

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 401	Series 402	Series 406	Series 408	Series 409	Series 410
Income:
Royalties	$-	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	19,791	5,380	43,240	8,380	29,860
Total Expenses	-	19,791	5,380	43,240	8,380	29,860
Net Income/(Loss)	$-	(19,781)	(5,370)	(43,230)	(8,370)	(29,850)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	(0.26)	(0.12)	(0.24)	(0.26)	(0.19)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	76,080	45,565	178,452	32,051	156,976

The accompanying notes are an integral part of these consolidated financial statements.

F-33

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 461	Series 495	Series 499	Series 504	Series 505	Series 509
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-34

MASTERWORKS VAULT 2, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 514	Series 515	Series General	Series Consolidated
Income:
Royalties	$-	-	-	340
Gain on sale of artwork	-	-	-	-
Total Income	$-	-		340
Expenses:
Share-based compensation - administrative services fees	$-	-	-	612,933
Total Expenses	-	-	-	612,933
Net Income/(Loss)	$-	-	-	(612,593)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	2,367,137

The accompanying notes are an integral part of these consolidated financial statements.

F-35

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Members’ Equity

For the period from January 1, 2024 through December 31, 2025

Series 301
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	35,100	697,490	1,000	$100	$697,590	226	4,520	$702,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	528	10,560	10,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,550)	-	-	(10,550)	-	-	(10,550)
Balance at December 31, 2024	35,100	$686,940	1,000	$100	$687,040	754	$15,080	$702,120

Balance at January 1, 2025	35,100	$686,940	1,000	$100	687,040	754	15,080	$702,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	540	10,800	10,800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,790)	-	-	(10,790)	-	-	(10,790)
Balance at December 31, 2025	35,100	$676,150	1,000	$100	$676,250	1,294	$25,880	$702,130

F-36

Series 302
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	10,996	219,920	1,000	$100	$219,930	-	-	$219,930
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	16,754	335,080	-	-	335,080	-	-	335,080
Shares issued to noncontrolling interests for management services	-	-	-	-	-	382	7,640	7,640
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,630)	-	-	(7,630)	-	-	(7,630)
Balance at December 31, 2024	27,750	$547,380	1,000	$100	$547,480	382	$7,640	$555,120

Balance at January 1, 2025	27,750	$547,380	1,000	$100	547,480	382	7,640	$555,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	8,400	8,400
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,390)	-	-	(8,390)	-	-	(8,390)
Balance at December 31, 2025	27,750	$538,990	1,000	$100	$539,090	802	$16,040	$555,130

F-37

Series 303
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	9,700	192,810	1,000	$100	$192,910	60	1,200	$194,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	144	2,880	2,880
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,870)	-	-	(2,870)	-	-	(2,870)
Balance at December 31, 2024	9,700	$189,940	1,000	$100	$190,040	204	$4,080	$194,120

Balance at January 1, 2025	9,700	$189,940	1,000	$100	190,040	204	4,080	$194,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	144	2,880	2,880
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,870)	-	-	(2,870)	-	-	(2,870)
Balance at December 31, 2025	9,700	$187,070	1,000	$100	$187,170	348	$6,960	$194,130

F-38

Series 304
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	20,568	411,370	1,000	$100	$411,470	-	-	$411,470
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	14,532	290,640	-	-	290,640	-	-	290,640
Shares issued to noncontrolling interests for management services	-	-	-	-	-	431	8,620	8,620
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,610)	-	-	(8,610)	-	-	(8,610)
Balance at December 31, 2024	35,100	$693,400	1,000	$100	$693,500	431	$8,620	$702,120

Balance at January 1, 2025	35,100	$693,400	1,000	$100	693,500	431	8,620	$702,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	528	10,560	10,560
Shares exchanged	694	13,880	-	-	13,880	(694)	(13,880)	-
Net income/(loss)	-	(10,550)	-	-	(10,550)	-	-	(10,550)
Balance at December 31, 2025	35,794	$696,730	1,000	$100	$696,830	265	$5,300	$702,130

F-39

Series 305
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	13,900	276,310	1,000	$100	$276,410	85	1,700	$278,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	204	4,080	4,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,070)	-	-	(4,070)	-	-	(4,070)
Balance at December 31, 2024	13,900	$272,240	1,000	$100	$272,340	289	$5,780	$278,120

Balance at January 1, 2025	13,900	$272,240	1,000	$100	272,340	289	5,780	$278,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	216	4,320	4,320
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,310)	-	-	(4,310)	-	-	(4,310)
Balance at December 31, 2025	13,900	$267,930	1,000	$100	$268,030	505	$10,100	$278,130

F-40

Series 306
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	16,900	335,850	1,000	$100	$335,950	108	2,160	$338,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	252	5,040	5,040
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,030)	-	-	(5,030)	-	-	(5,030)
Balance at December 31, 2024	16,900	$330,820	1,000	$100	$330,920	360	$7,200	$338,120

Balance at January 1, 2025	16,900	$330,820	1,000	$100	330,920	360	7,200	$338,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	264	5,280	5,280
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,270)	-	-	(5,270)	-	-	(5,270)
Balance at December 31, 2025	16,900	$325,550	1,000	$100	$325,650	624	$12,480	$338,130

F-41

Series 307
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
								Total
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Members’ Equity
Balance at January 1, 2024	27,850	554,030	1,000	$100	$554,130	149	2,980	$557,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	8,593	8,593
Shares exchanged	-	-	-	-	-	-	-	-
Redemptions
Net income/(loss)	-	(8,583)	-	-	(8,583)	-	-	(8,583)
Balance at December 31, 2024	27,850	$545,447	1,000	$100	$545,547	569	$11,573	$557,120

Balance at January 1, 2025	27,850	545,447	1,000	100	545,547	569	11,573	557,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	407	8,775	8,775
Shares exchanged	976	20,348	-	-	20,348	(976)	(20,348)	-
Redemptions	(28,038)	(691,860)	(1,000)	(33,800)	(725,660)	-	-	(725,660)
Net income/(loss)	-	145,525	-	33,700	179,225	-	-	179,225
Balance at December 31, 2025	788	19,460	-	-	19,460	-	-	19,460

F-42

Series 308
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	122,400	2,441,890	1,000	$100	$2,441,990	306	6,120	$2,448,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,836	36,720	36,720
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(36,710)	-	-	(36,710)	-	-	(36,710)
Balance at December 31, 2024	122,400	$2,405,180	1,000	$100	$2,405,280	2,142	$42,840	$2,448,120

Balance at January 1, 2025	122,400	$2,405,180	1,000	$100	2,405,280	2,142	42,840	$2,448,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,872	37,440	37,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(37,430)	-	-	(37,430)	-	-	(37,430)
Balance at December 31, 2025	122,400	$2,367,750	1,000	$100	$2,367,850	4,014	$80,280	$2,448,130

F-43

Series 310
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	43,000	854,930	1,000	$100	$855,030	254	5,080	$860,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	648	12,960	12,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(12,950)	-	-	(12,950)	-	-	(12,950)
Balance at December 31, 2024	43,000	$841,980	1,000	$100	$842,080	902	$18,040	$860,120

Balance at January 1, 2025	43,000	$841,980	1,000	$100	842,080	902	18,040	$860,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	660	13,200	13,200
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(13,190)	-	-	(13,190)	-	-	(13,190)
Balance at December 31, 2025	43,000	$828,790	1,000	$100	$828,890	1,562	$31,240	$860,130

F-44

Series 311
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	65,970	1,319,410	1,000	$100	$1,319,510	-	-	$1,319,510
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	111,630	2,232,600	-	-	2,232,600	-	-	2,232,600
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,124	42,493	42,493
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(42,483)	-	-	(42,483)	-	-	(42,483)
Balance at December 31, 2024	177,600	$3,509,527	1,000	$100	$3,509,627	2,124	$42,493	$3,552,120

Balance at January 1, 2025	177,600	$3,509,527	1,000	$100	3,509,627	2,124	42,493	$3,552,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,700	54,155	54,155
Shares exchanged	2,045	40,912	-	-	40,912	(2,045)	(40,912)	-
Net income/(loss)	-	(54,145)	-	-	(54,145)	-	-	(54,145)
Balance at December 31, 2025	179,645	$3,496,293	1,000	$100	$3,496,393	2,779	$55,737	$3,552,130

F-45

Series 312
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	39,722	794,450	1,000	$100	$794,550	-	-	$794,550
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	44,974	899,480	-	-	899,480	-	-	899,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	241	4,820	4,820
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,810)	-	-	(4,810)	-	-	(4,810)
Balance at December 31, 2024	84,696	$1,689,120	1,000	$100	$1,689,220	241	$4,820	$1,694,040

Balance at January 1, 2025	84,696	$1,689,120	1,000	$100	1,689,220	241	4,820	$1,694,040
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	2,004	40,080	-	-	40,080	-	-	40,080
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,296	25,920	25,920
Shares exchanged	222	4,440	-	-	4,440	(222)	(4,440)	-
Net income/(loss)	-	(25,910)	-	-	(25,910)	-	-	(25,910)
Balance at December 31, 2025	86,922	$1,707,730	1,000	$100	$1,707,830	1,315	$26,300	$1,734,130

F-46

Series 313
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	26,550	528,530	1,000	$100	$528,630	124	2,480	$531,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	396	7,920	7,920
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,910)	-	-	(7,910)	-	-	(7,910)
Balance at December 31, 2024	26,550	$520,620	1,000	$100	$520,720	520	$10,400	$531,120

Balance at January 1, 2025	26,550	$520,620	1,000	$100	520,720	520	10,400	$531,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	408	8,424	8,424
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,414)	-	-	(8,414)	-	-	(8,414)
Balance at December 31, 2025	26,550	$512,206	1,000	$100	$512,306	928	$18,824	$531,130

F-47

Series 314
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	97,350	1,933,430	1,000	$100	$1,933,530	679	13,580	$1,947,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,476	29,550	29,550
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(29,540)	-	-	(29,540)	-	-	(29,540)
Balance at December 31, 2024	97,350	$1,903,890	1,000	$100	$1,903,990	2,155	$43,130	$1,947,120

Balance at January 1, 2025	97,350	$1,903,890	1,000	$100	1,903,990	2,155	43,130	$1,947,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,488	29,767	29,767
Shares exchanged	25	500	-	-	500	(25)	(500)	-
Net income/(loss)	-	(29,757)	-	-	(29,757)	-	-	(29,757)
Balance at December 31, 2025	97,375	$1,874,633	1,000	$100	$1,874,733	3,618	$72,397	$1,947,130

F-48

Series 317
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	55,500	1,103,150	1,000	$100	$1,103,250	343	6,860	$1,110,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	840	16,800	16,800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(16,790)	-	-	(16,790)	-	-	(16,790)
Balance at December 31, 2024	55,500	$1,086,360	1,000	$100	$1,086,460	1,183	$23,660	$1,110,120

Balance at January 1, 2025	55,500	$1,086,360	1,000	$100	1,086,460	1,183	23,660	$1,110,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	852	17,040	17,040
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(17,030)	-	-	(17,030)	-	-	(17,030)
Balance at December 31, 2025	55,500	$1,069,330	1,000	$100	$1,069,430	2,035	$40,700	$1,110,130

F-49

Series 321
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	20,800	413,350	1,000	$100	$413,450	133	2,660	$416,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	312	6,461	6,461
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,451)	-	-	(6,451)	-	-	(6,451)
Balance at December 31, 2024	20,800	$406,899	1,000	$100	$406,999	445	$9,121	$416,120

Balance at January 1, 2025	20,800	$406,899	1,000	$100	406,999	445	9,121	$416,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	324	7,943	7,943
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,933)	-	-	(7,933)	-	-	(7,933)
Balance at December 31, 2025	20,800	$398,966	1,000	$100	$399,066	769	$17,064	$416,130

F-50

Series 324
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	122,100	2,426,310	1,000	$100	$2,426,410	785	15,700	$2,442,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,848	36,960	36,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(36,950)	-	-	(36,950)	-	-	(36,950)
Balance at December 31, 2024	122,100	$2,389,360	1,000	$100	$2,389,460	2,633	$52,660	$2,442,120

Balance at January 1, 2025	122,100	$2,389,360	1,000	$100	2,389,460	2,633	52,660	$2,442,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,872	37,440	37,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(37,430)	-	-	(37,430)	-	-	(37,430)
Balance at December 31, 2025	122,100	$2,351,930	1,000	$100	$2,352,030	4,505	$90,100	$2,442,130

F-51

Series 328
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	56,900	1,131,950	1,000	$100	$1,132,050	303	6,060	$1,138,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	864	17,280	17,280
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(17,270)	-	-	(17,270)	-	-	(17,270)
Balance at December 31, 2024	56,900	$1,114,680	1,000	$100	$1,114,780	1,167	$23,340	$1,138,120

Balance at January 1, 2025	56,900	$1,114,680	1,000	$100	1,114,780	1,167	23,340	$1,138,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	876	17,853	17,853
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(17,843)	-	-	(17,843)	-	-	(17,843)
Balance at December 31, 2025	56,900	$1,096,837	1,000	$100	$1,096,937	2,043	$41,193	$1,138,130

F-52

Series 331
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	202,007	4,039,790	1,000	$100	$4,039,890	18	360	$4,040,250
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	8,893	177,860	-	-	177,860	-	-	177,860
Shares issued to noncontrolling interests for management services	-	-	-	-	-	3,168	63,709	63,709
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(63,699)	-	-	(63,699)	-	-	(63,699)
Balance at December 31, 2024	210,900	$4,153,952	1,000	$100	$4,154,052	3,186	$64,069	$4,218,121

Balance at January 1, 2025	210,900	$4,153,952	1,000	$100	4,154,052	3,186	64,069	$4,218,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	3,216	65,253	65,253
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(65,243)	-	-	(65,243)	-	-	(65,243)
Balance at December 31, 2025	210,900	$4,088,709	1,000	$100	$4,088,809	6,402	$129,321	$4,218,130

F-53

Series 333
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	27,723	554,070	1,000	$100	$554,170	20	400	$554,570
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	177	3,540	-	-	3,540	-	-	3,540
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	8,400	8,400
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,390)	-	-	(8,390)	-	-	(8,390)
Balance at December 31, 2024	27,900	$549,220	1,000	$100	$549,320	440	$8,800	$558,120

Balance at January 1, 2025	27,900	$549,220	1,000	$100	549,320	440	8,800	$558,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	8,400	8,400
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,390)	-	-	(8,390)	-	-	(8,390)
Balance at December 31, 2025	27,900	$540,830	1,000	$100	$540,930	860	$17,200	$558,130

F-54

Series 335
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	23,850	475,110	1,000	$100	$475,210	95	1,900	$477,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	360	7,241	7,241
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,231)	-	-	(7,231)	-	-	(7,231)
Balance at December 31, 2024	23,850	$467,879	1,000	$100	$467,979	455	$9,141	$477,120

Balance at January 1, 2025	23,850	$467,879	1,000	$100	467,979	455	9,141	$477,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	360	7,292	7,292
Shares exchanged	25	500	-	-	500	(25)	(500)	-
Net income/(loss)	-	(7,282)	-	-	(7,282)	-	-	(7,282)
Balance at December 31, 2025	23,875	$461,097	1,000	$100	$461,197	790	$15,933	$477,130

F-55

Series 341
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	222,000	4,440,000	-	-	4,440,000	-	-	4,440,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,130	27,195	27,195
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(27,185)	-	-	(27,185)	-	-	(27,185)
Balance at December 31, 2024	222,000	$4,412,815	1,000	$100	$4,412,915	1,130	$27,195	$4,440,110

Balance at January 1, 2025	222,000	$4,412,815	1,000	$100	4,412,915	1,130	27,195	$4,440,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	3,348	85,483	85,483
Shares exchanged	700	16,226	-	-	16,226	(700)	(16,226)	-
Net income/(loss)	-	(85,473)	-	-	(85,473)	-	-	(85,473)
Balance at December 31, 2025	222,700	$4,343,568	1,000	$100	$4,343,668	3,778	$96,452	$4,440,120

F-56

Series 342
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	3,735	74,710	1,000	$100	$74,810	-	-	$74,810
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	39,265	785,300	-	-	785,300	-	-	785,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	578	11,560	11,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,550)	-	-	(11,550)	-	-	(11,550)
Balance at December 31, 2024	43,000	$848,460	1,000	$100	$848,560	578	$11,560	$860,120

Balance at January 1, 2025	43,000	$848,460	1,000	$100	848,560	578	11,560	$860,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	648	12,960	12,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(12,950)	-	-	(12,950)	-	-	(12,950)
Balance at December 31, 2025	43,000	$835,510	1,000	$100	$835,610	1,226	$24,520	$860,130

F-57

Series 347
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	15,850	315,870	1,000	$100	$315,970	57	1,140	$317,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	240	4,800	4,800
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,790)	-	-	(4,790)	-	-	(4,790)
Balance at December 31, 2024	15,850	$311,080	1,000	$100	$311,180	297	$5,940	$317,120

Balance at January 1, 2025	15,850	$311,080	1,000	$100	311,180	297	5,940	$317,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	240	4,934	4,934
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,924)	-	-	(4,924)	-	-	(4,924)
Balance at December 31, 2025	15,850	$306,156	1,000	$100	$306,256	537	$10,874	$317,130

F-58

Series 364
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	60,594	1,212,740	-	-	1,212,740	-	-	1,212,740
Shares issued to noncontrolling interests for management services	-	-	-	-	-	329	6,580	6,580
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,570)	-	-	(6,570)	-	-	(6,570)
Balance at December 31, 2025	60,594	$1,206,170	1,000	$100	$1,206,270	329	$6,580	$1,212,850

F-59

Series 378
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	23,239	464,790	1,000	$100	$464,890	-	-	$464,890
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	29,511	590,220	-	-	590,220	-	-	590,220
Shares issued to noncontrolling interests for management services	-	-	-	-	-	660	13,200	13,200
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(13,190)	-	-	(13,190)	-	-	(13,190)
Balance at December 31, 2024	52,750	$1,041,820	1,000	$100	$1,041,920	660	$13,200	$1,055,120

Balance at January 1, 2025	52,750	$1,041,820	1,000	$100	1,041,920	660	13,200	$1,055,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	804	16,080	16,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(16,070)	-	-	(16,070)	-	-	(16,070)
Balance at December 31, 2025	52,750	$1,025,750	1,000	$100	$1,025,850	1,464	$29,280	$1,055,130

F-60

Series 379
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	29,950	599,000	-	-	599,000	-	-	599,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	278	5,560	5,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,550)	-	-	(5,550)	-	-	(5,550)
Balance at December 31, 2024	29,950	$593,450	1,000	$100	$593,550	278	$5,560	$599,110

Balance at January 1, 2025	29,950	$593,450	1,000	$100	593,550	278	5,560	$599,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	456	9,120	9,120
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,110)	-	-	(9,110)	-	-	(9,110)
Balance at December 31, 2025	29,950	$584,340	1,000	$100	$584,440	734	$14,680	$599,120

F-61

Series 382
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	88,050	1,755,210	1,000	$100	$1,755,310	290	5,800	$1,761,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,320	26,420	26,420
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(26,410)	-	-	(26,410)	-	-	(26,410)
Balance at December 31, 2024	88,050	$1,728,800	1,000	$100	$1,728,900	1,610	$32,220	$1,761,120

Balance at January 1, 2025	88,050	$1,728,800	1,000	$100	1,728,900	1,610	32,220	$1,761,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,344	26,880	26,880
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(26,870)	-	-	(26,870)	-	-	(26,870)
Balance at December 31, 2025	88,050	$1,701,930	1,000	$100	$1,702,030	2,954	$59,100	$1,761,130

F-62

Series 394
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	29,950	599,000	-	-	599,000	-	-	599,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	405	8,100	8,100
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,090)	-	-	(8,090)	-	-	(8,090)
Balance at December 31, 2024	29,950	$590,910	1,000	$100	$591,010	405	$8,100	$599,110

Balance at January 1, 2025	29,950	$590,910	1,000	$100	591,010	405	8,100	$599,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	456	9,120	9,120
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,110)	-	-	(9,110)	-	-	(9,110)
Balance at December 31, 2025	29,950	$581,800	1,000	$100	$581,900	861	$17,220	$599,120

F-63

Series 397
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	195,351	3,905,190	1,000	$100	$3,905,290	92	1,840	$3,907,130
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	4,449	88,980	-	-	88,980	-	-	88,980
Shares issued to noncontrolling interests for management services	-	-	-	-	-	3,000	60,000	60,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(59,990)	-	-	(59,990)	-	-	(59,990)
Balance at December 31, 2024	199,800	$3,934,180	1,000	$100	$3,934,280	3,092	$61,840	$3,996,120

Balance at January 1, 2025	199,800	$3,934,180	1,000	$100	3,934,280	3,092	61,840	$3,996,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	3,048	60,960	60,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(60,950)	-	-	(60,950)	-	-	(60,950)
Balance at December 31, 2025	199,800	$3,873,230	1,000	$100	$3,873,330	6,140	$122,800	$3,996,130

F-64

Series 399
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	44,900	898,000	-	-	898,000	-	-	898,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	536	10,720	10,720
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,710)	-	-	(10,710)	-	-	(10,710)
Balance at December 31, 2024	44,900	$887,290	1,000	$100	$887,390	536	$10,720	$898,110

Balance at January 1, 2025	44,900	$887,290	1,000	$100	887,390	536	10,720	$898,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	684	13,680	13,680
Shares exchanged	878	17,560	-	-	17,560	(878)	(17,560)	-
Net income/(loss)	-	(13,670)	-	-	(13,670)	-	-	(13,670)
Balance at December 31, 2025	45,778	$891,180	1,000	$100	$891,280	342	$6,840	$898,120

F-65

Series 401
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-66

Series 402
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	77,700	1,554,000	-	-	1,554,000	-	-	1,554,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	951	19,791	19,791
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(19,781)	-	-	(19,781)	-	-	(19,781)
Balance at December 31, 2024	77,700	$1,534,219	1,000	$100	$1,534,319	951	$19,791	$1,554,110

Balance at January 1, 2025	77,700	$1,534,219	1,000	$100	1,534,319	951	19,791	$1,554,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,176	26,031	26,031
Shares exchanged	1,539	32,254	-	-	32,254	(1,539)	(32,254)	-
Net income/(loss)	-	(26,021)	-	-	(26,021)	-	-	(26,021)
Balance at December 31, 2025	79,239	$1,540,452	1,000	$100	$1,540,552	588	$13,568	$1,554,120

F-67

Series 406
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	68,650	1,373,000	-	-	1,373,000	-	-	1,373,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	269	5,380	5,380
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,370)	-	-	(5,370)	-	-	(5,370)
Balance at December 31, 2024	68,650	$1,367,630	1,000	$100	$1,367,730	269	$5,380	$1,373,110

Balance at January 1, 2025	68,650	$1,367,630	1,000	$100	1,367,730	269	5,380	$1,373,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,032	20,640	20,640
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(20,630)	-	-	(20,630)	-	-	(20,630)
Balance at December 31, 2025	68,650	$1,347,000	1,000	$100	$1,347,100	1,301	$26,020	$1,373,120

F-68

Series 408
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	180,400	3,608,000	-	-	3,608,000	-	-	3,608,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,162	43,240	43,240
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(43,230)	-	-	(43,230)	-	-	(43,230)
Balance at December 31, 2024	180,400	$3,564,770	1,000	$100	$3,564,870	2,162	$43,240	$3,608,110

Balance at January 1, 2025	180,400	$3,564,770	1,000	$100	3,564,870	2,162	43,240	$3,608,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,736	54,720	54,720
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(54,710)	-	-	(54,710)	-	-	(54,710)
Balance at December 31, 2025	180,400	$3,510,060	1,000	$100	$3,510,160	4,898	$97,960	$3,608,120

F-69

Series 409
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	32,150	643,000	-	-	643,000	-	-	643,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	419	8,380	8,380
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,370)	-	-	(8,370)	-	-	(8,370)
Balance at December 31, 2024	32,150	$634,630	1,000	$100	$634,730	419	$8,380	$643,110

Balance at January 1, 2025	32,150	$634,630	1,000	$100	634,730	419	8,380	$643,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	492	9,840	9,840
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,830)	-	-	(9,830)	-	-	(9,830)
Balance at December 31, 2025	32,150	$624,800	1,000	$100	$624,900	911	$18,220	$643,120

F-70

Series 410
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	159,450	3,189,000	-	-	3,189,000	-	-	3,189,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,493	29,860	29,860
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(29,850)	-	-	(29,850)	-	-	(29,850)
Balance at December 31, 2024	159,450	$3,159,150	1,000	$100	$3,159,250	1,493	$29,860	$3,189,110

Balance at January 1, 2025	159,450	$3,159,150	1,000	$100	3,159,250	1,493	29,860	$3,189,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,412	48,240	48,240
Shares exchanged	674	13,480	-	-	13,480	(674)	(13,480)	-
Net income/(loss)	-	(48,230)	-	-	(48,230)	-	-	(48,230)
Balance at December 31, 2025	160,124	$3,124,400	1,000	$100	$3,124,500	3,231	$64,620	$3,189,120

F-71

Series 461
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	105,274	2,105,480	-	-	2,105,480	-	-	2,105,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,324	26,480	26,480
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(26,470)	-	-	(26,470)	-	-	(26,470)
Balance at December 31, 2025	105,274	$2,079,010	1,000	$100	$2,079,110	1,324	$26,480	$2,105,590

F-72

Series 495
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	21,422	428,440	-	-	428,440	-	-	428,440
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2025	21,422	$428,450	1,000	$100	$428,550	-	$-	$428,550

F-73

Series 499
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	29,947	598,940	-	-	598,940	-	-	598,940
Shares issued to noncontrolling interests for management services	-	-	-	-	-	86	1,720	1,720
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,710)	-	-	(1,710)	-	-	(1,710)
Balance at December 31, 2025	29,947	$597,230	1,000	$100	$597,330	86	$1,720	$599,050

F-74

Series 504
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	30,065	601,300	-	-	601,300	-	-	601,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	98	1,960	1,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,950)	-	-	(1,950)	-	-	(1,950)
Balance at December 31, 2025	30,065	$599,350	1,000	$100	$599,450	98	$1,960	$601,410

F-75

Series 505
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	7,412	148,240	-	-	148,240	-	-	148,240
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2025	7,412	$148,250	1,000	$100	$148,350	-	$-	$148,350

F-76

Series 509
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-77

Series 514
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-78

Series 515
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Class A ordinary		Class B			Noncontrolling	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Redemptions
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-79

Consolidated
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Total Class A					Contributed	Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Capital	Members’ Equity
Balance at January 1, 2024	1,365,111	27,219,930	35,000	3,500	27,223,430	4,127	82,540	27,305,970
Class B shares issued upon entity formation	-	-	2,000	200	200	-	-	200
Share subscriptions settled - Net	1,115,335	22,306,700	-	-	22,306,700	-	-	22,306,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	30,335	612,933	612,932
Shares exchanged	-	-	-	-	-	-	-	-
Redemptions	-	-	-	-	-	-	-	-
Net income/(loss)	-	(612,592)	-	-	(612,592)	-	-	(612,592)
Balance at December 31, 2024	2,480,446	48,914,038	37,000	3,700	48,917,738	34,462	695,472	49,613,210

Balance at January 1, 2025	2,480,446	48,914,037	37,000	3,700	48,917,737	34,462	695,473	49,613,210
Class B shares issued upon entity formation	-	-	7,000	700	700	-	-	700
Share subscriptions settled - Net	256,718	5,135,220	-	-	5,135,220	-	-	5,135,220
Shares issued to noncontrolling interests for management services	-	-	-	-	-	39,576	816,570	816,570
Shares exchanged	7,778	160,100	-	-	160,100	(7,778)	(160,100)	-
Redemptions	(28,038)	(691,860)	(1,000)	(33,800)	(725,660)	-	-	(725,660)
Net income/(loss)	-	(661,880)	-	33,700	(628,180)	-	-	(628,180)
Balance at December 31, 2025	2,716,904	52,855,617	43,000	4,300	52,859,917	66,260	1,351,943	54,211,860

F-80

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 301	Series 302	Series 303	Series 304	Series 305	Series 306
Cash Flows from Operating Activities:
Net income/(loss)	$(10,790)	(8,390)	(2,870)	(10,550)	(4,310)	(5,270)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	10,800	8,400	2,880	10,560	4,320	5,280
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Redemptions
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	120	120	120	120	2,120
Cash and Cash Equivalents, end of period	$130	130	130	130	130	2,130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-81

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 307	Series 308	Series 310	Series 311	Series 312	Series 313
Cash Flows from Operating Activities:
Net income/(loss)	$179,225	(37,430)	(13,190)	(54,145)	(25,910)	(8,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	8,775	37,440	13,200	54,155	25,920	8,424
Gain on Sale of Artwork	(188,000)	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	(40,080)	-
Net Cash Provided/(Used) in Operating Activities	-	10	10	10	(40,070)	10

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	745,000	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	745,000	-	-	-	-	-

Cash Flows from Financing Activities:	-
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	40,080	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Redemptions	(725,660)
Net Cash Provided/(Used) in Financing Activities	(725,660)	-	-	-	40,080	-
	19,340
Net Change in Cash and Cash Equivalents	19,340	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	120	120	120	120	120
Cash and Cash Equivalents, end of period	$19,460	130	130	130	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	40,080	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-82

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 314	Series 317	Series 321	Series 324	Series 328	Series 331
Cash Flows from Operating Activities:
Net income/(loss)	$(29,757)	(17,030)	(7,933)	(37,430)	(17,843)	(65,243)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	29,767	17,040	7,943	37,440	17,853	65,253
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Redemptions
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	120	120	120	120	120
Cash and Cash Equivalents, end of period	$130	130	130	130	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-83

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 333	Series 335	Series 341	Series 342	Series 347	Series 364
Cash Flows from Operating Activities:
Net income/(loss)	$(8,390)	(7,282)	(85,473)	(12,950)	(4,924)	(6,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	8,400	7,292	85,483	12,960	4,934	6,580
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	9,980
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	9,990

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	-	-	-	-	-	(1,221,000)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	(1,221,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	1,212,880
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Redemptions
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	1,212,880

Net Change in Cash and Cash Equivalents	10	10	10	10	10	1,870
Cash and Cash Equivalents, beginning of period	120	120	110	120	120	100
Cash and Cash Equivalents, end of period	$130	130	120	130	130	1,970

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	1,211,880
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-84

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 378	Series 379	Series 382	Series 394	Series 397	Series 399
Cash Flows from Operating Activities:
Net income/(loss)	$(16,070)	(9,110)	(26,870)	(9,110)	(60,950)	(13,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	16,080	9,120	26,880	9,120	60,960	13,680
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Redemptions
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	110	120	110	120	110
Cash and Cash Equivalents, end of period	$130	120	130	120	130	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-85

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 401	Series 402	Series 406	Series 408	Series 409	Series 410
Cash Flows from Operating Activities:
Net income/(loss)	$-	(26,021)	(20,630)	(54,710)	(9,830)	(48,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	26,031	20,640	54,720	9,840	48,240
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	10	10	10	10	10

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Redemptions
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	100	110	110	110	110	110
Cash and Cash Equivalents, end of period	$100	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-86

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 461	Series 495	Series 499	Series 504	Series 505	Series 509
Cash Flows from Operating Activities:
Net income/(loss)	$(26,470)	10	(1,710)	(1,950)	10	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	26,480	-	1,720	1,960	-	-
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	3,520	21,560	12,060	22,700	8,760	-
Net Cash Provided/(Used) in Operating Activities	3,530	21,570	12,070	22,710	8,770	-

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	(2,109,000)	(450,000)	(611,000)	(624,000)	(157,000)	-
Net Cash Provided/(Used) in Investing Activities	(2,109,000)	(450,000)	(611,000)	(624,000)	(157,000)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	273,060	428,440	598,940	601,300	148,240	388,120
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	249,540	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	(249,540)	-	-	-	-
Redemptions
Net Cash Provided/(Used) in Financing Activities	273,060	428,540	599,040	601,400	148,340	388,220

Net Change in Cash and Cash Equivalents	(1,832,410)	110	110	110	110	388,220
Cash and Cash Equivalents, beginning of period	1,832,520	-	-	-	-	-
Cash and Cash Equivalents, end of period	$110	110	110	110	110	388,220

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$2,105,480	428,440	598,940	601,300	148,240	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-87

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 514	Series 515	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	(628,180)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	-	-	816,570
Gain on Sale of Artwork	-	-	-	(188,000)
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	(8,746)	29,754
Net Cash Provided/(Used) in Operating Activities	-	-	(8,746)	30,144

Cash Flows from Investing Activities:
Sale/(Purchase) of artwork	-	-	-	(4,427,000)
Net Cash Provided/(Used) in Investing Activities	-	-	-	(4,427,000)

Cash Flows from Financing Activities:	-
Proceeds from issuance of Class B Shares	100	100	-	700
Net proceeds from unsettled subscriptions and investor subscription deposits	128,040	376,540	-	4,195,641
Proceeds from issuance of Class A ordinary shares	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	249,540
Repayment of non-interest bearing advance from affiliate	-	-	(135,772)	(385,312)
Redemptions				(725,660)
Net Cash Provided/(Used) in Financing Activities	128,140	376,640	(135,772)	3,334,909

Net Change in Cash and Cash Equivalents	128,140	376,640	(144,518)	(1,061,947)
Cash and Cash Equivalents, beginning of period	-	-	9,672	1,848,382
Cash and Cash Equivalents, end of period	$128,140	376,640	(134,846)	786,435

Non cash investing and financing activities:				-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	5,134,360
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-88

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 301		Series 302	Series 303	Series 304	Series 305	Series 306
Cash Flows from Operating Activities:
Net income/(loss)		$(10,550)	(7,630)	(2,870)	(8,610)	(4,070)	(5,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		10,560	7,640	2,880	8,620	4,080	5,040
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		-	(334,580)	-	(69,500)	-	-
Net Cash Provided/(Used) in Investing Activities		-	(334,580)	-	(69,500)	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares			331,480		289,140		-
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate		-	500	-	-	-	-
Repayment of non-interest bearing advance from affiliate		-	(500)	-	(221,140)	-	-
Net Cash Provided/(Used) in Financing Activities		-	331,480	-	68,000	-	-

Net Change in Cash and Cash Equivalents		10	(3,090)	10	(1,490)	10	10
Cash and Cash Equivalents, beginning of period		110	3,210	110	1,610	110	2,110
Cash and Cash Equivalents, end of period		$120	120	120	120	120	2,120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$		3,600		1,500		-
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-89

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 307		Series 308	Series 310	Series 311	Series 312	Series 313
Cash Flows from Operating Activities:
Net income/(loss)		$(8,583)	(36,710)	(12,950)	(42,483)	(4,810)	(7,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		8,593	36,720	12,960	42,493	4,820	7,920
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		-	-	-	(2,232,600)	(131,420)	-
Net Cash Provided/(Used) in Investing Activities		-	-	-	(2,232,600)	(131,420)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares					2,227,600	881,480
Redemptions of Class A ordinary shares and Class B ordinary shares			(600,110)
Proceeds from non-interest bearing advance from affiliate		-	-	-	100	100	-
Repayment of non-interest bearing advance from affiliate		-	-	-	(100)	(768,160)	-
Net Cash Provided/(Used) in Financing Activities		-	(600,110)	-	2,227,600	113,420	-

Net Change in Cash and Cash Equivalents		10	(600,100)	10	(4,990)	(17,990)	10
Cash and Cash Equivalents, beginning of period		110	110	110	5,110	18,110	110
Cash and Cash Equivalents, end of period		$120	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$				5,000	18,000
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-90

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 314	Series 317	Series 321	Series 324	Series 328	Series 331
Cash Flows from Operating Activities:
Net income/(loss)	$(29,540)	(16,790)	(6,451)	(36,950)	(17,270)	(63,699)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	29,550	16,800	6,461	36,960	17,280	63,709
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	(177,860)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	(177,860)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-					166,360
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	166,360

Net Change in Cash and Cash Equivalents	10	10	10	10	10	(11,490)
Cash and Cash Equivalents, beginning of period	110	110	110	110	110	11,610
Cash and Cash Equivalents, end of period	$120	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$0					11,500
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	772,560

The accompanying notes are an integral part of these consolidated financial statements.

F-91

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 333	Series 335	Series 341	Series 342	Series 347	Series 364
Cash Flows from Operating Activities:
Net income/(loss)	$(8,390)	(7,231)	(27,185)	(11,550)	(4,790)	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	8,400	7,241	27,195	11,560	4,800	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	-

Cash Flows from Investing Activities:
Purchase of artwork	(3,540)	-	(4,440,000)	(785,300)	-	-
Net Cash Provided/(Used) in Investing Activities	(3,540)	-	(4,440,000)	(785,300)	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares			4,183,280	747,200
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	2,101,560	2,000	-	-
Repayment of non-interest bearing advance from affiliate	-	-	(2,101,560)	(2,000)	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	4,183,280	747,200	-	100

Net Change in Cash and Cash Equivalents	(3,530)	10	(256,710)	(38,090)	10	100
Cash and Cash Equivalents, beginning of period	3,650	110	256,820	38,210	110	-
Cash and Cash Equivalents, end of period	$120	120	110	120	120	100

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$3,540		256,720	38,100
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-92

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 378	Series 379	Series 382	Series 394	Series 397	Series 399
Cash Flows from Operating Activities:
Net income/(loss)	$(13,190)	(5,550)	(26,410)	(8,090)	(59,990)	(10,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	13,200	5,560	26,420	8,100	60,000	10,720
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(105,000)	(599,000)	-	(599,000)	(88,980)	(898,000)
Net Cash Provided/(Used) in Investing Activities	(105,000)	(599,000)	-	(599,000)	(88,980)	(898,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	589,420	586,900		53,200	86,980	578,480
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	144,840
Repayment of non-interest bearing advance from affiliate	(485,220)	-	-	-	-	(144,840)
Net Cash Provided/(Used) in Financing Activities	104,200	586,900	-	53,200	86,980	578,480

Net Change in Cash and Cash Equivalents	(790)	(12,090)	10	(545,790)	(1,990)	(319,510)
Cash and Cash Equivalents, beginning of period	910	12,200	110	545,900	2,110	319,620
Cash and Cash Equivalents, end of period	$120	110	120	110	120	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$800	12,100		545,800	2,000	319,520
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-93

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 401		Series 402	Series 406	Series 408	Series 409	Series 410
Cash Flows from Operating Activities:
Net income/(loss)		$-	(19,781)	(5,370)	(43,230)	(8,370)	(29,850)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		-	19,791	5,380	43,240	8,380	29,860
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		-	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork		-	(1,554,000)	(1,373,000)	(3,608,000)	(643,000)	(3,189,000)
Net Cash Provided/(Used) in Investing Activities		-	(1,554,000)	(1,373,000)	(3,608,000)	(643,000)	(3,189,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares			481,640	1,373,000	2,097,140	71,994	2,761,420
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate		-	311,640	877,737	622,020	1,747	25,000
Repayment of non-interest bearing advance from affiliate		-	(311,640)	(877,737)	(622,020)	(1,747)	(25,000)
Net Cash Provided/(Used) in Financing Activities		-	481,640	1,373,000	2,097,140	71,994	2,761,420

Net Change in Cash and Cash Equivalents		-	(1,072,350)	10	(1,510,850)	(570,996)	(427,570)
Cash and Cash Equivalents, beginning of period		100	1,072,460	100	1,510,960	571,106	427,680
Cash and Cash Equivalents, end of period		$100	110	110	110	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$		1,072,360		1,510,860	571,006	427,580
Net payable to affiliate incurred for purchase of artwork		$278,140	-	-	31,880	248,280	-

The accompanying notes are an integral part of these consolidated financial statements.

F-94

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 461		Series 495	Series 499	Series 504	Series 505	Series 509
Cash Flows from Operating Activities:
Net income/(loss)		$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees		-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates		-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities		-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork		-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities		-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares		100	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits		1,832,420	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares			-	-	-	-	-
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate		-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate		-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities		1,832,520	-	-	-	-	-

Net Change in Cash and Cash Equivalents		1,832,520	-	-	-	-	-
Cash and Cash Equivalents, beginning of period		-	-	-	-	-	-
Cash and Cash Equivalents, end of period		$1,832,520	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$		-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork		$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-95

MASTERWORKS VAULT 2, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 514	Series 515	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	(612,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	612,933
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	9,672	9,672
Net Cash Provided/(Used) in Operating Activities	-	-	9,672	10,012

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	(20,831,780)
Net Cash Provided/(Used) in Investing Activities	-	-	-	(20,831,780)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	200
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	1,832,420
Proceeds from issuance of Class A ordinary shares	-	-	-	17,506,714
Redemptions of Class A ordinary shares and Class B ordinary shares				-
Proceeds from non-interest bearing advance from affiliate	-	-	-	4,087,244
Repayment of non-interest bearing advance from affiliate	-	-	-	(5,561,664)
Net Cash Provided/(Used) in Financing Activities	-	-	-	17,864,914

Net Change in Cash and Cash Equivalents	-	-	9,672	(2,956,854)
Cash and Cash Equivalents, beginning of period	-	-	-	4,805,236
Cash and Cash Equivalents, end of period	$-	-	9,672	1,848,382

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	4,799,986
Net payable to affiliate incurred for purchase of artwork	$-	-	-	1,330,860

The accompanying notes are an integral part of these consolidated financial statements.

F-96

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks Vault 2, LLC (the “Company”) was formed on May 24, 2023 as a Delaware series limited liability company to facilitate investment in individual works of art (each, an “Artwork”) that will be owned by individual series of the Company. We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended. Each series issues Class A ordinary shares (“Class A shares”) representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

All the proceeds from a series offering will be used to pay, directly or indirectly, for the acquisition of a single Artwork, and to pay an expense allocation to Masterworks Gallery, LLC (“Gallery”), a subsidiary of Masterworks, LLC (“Masterworks”), equal to 11% of the purchase price of the Artwork (or approximately 10% of the size of the series offering). The Company is managed by a Board of Managers comprised of three individuals and is administered by Masterworks Administrative Services, LLC (the “Administrator”).

Principles of Consolidation – The consolidated financial statements of each individual series include the accounts of the individual series and a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company (a “SPC”). Each individual series holds title to the specific Artwork that it acquires in a SPC. When a SPC acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC ordinary shares (“SPC Ordinary shares”) in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering, upon a conversion of Class B ordinary shares or exchange of SPC Preferred shares (as defined in this Note), additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The accounts of any such series and its corresponding segregated portfolio of the SPC represent the consolidated financial statements of such series, due to the fact that any such series treats the corresponding segregated portfolio as a consolidated subsidiary in these financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 810-10 Consolidation: Overall (“ASC 810”) . All significant intercompany transactions and balances have been eliminated in consolidation.

The Company reports consolidated financial statements of all its series given that they are under common control. In accordance with ASC 810, reporting entities eliminate intercompany transactions in consolidated financial statements and noncontrolling interest is presented in the consolidated financial statements when a subsidiary of any of the consolidated entities has a noncontrolling interest.

Members’ Liability – The Company is organized as a Delaware series limited liability company, and the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of SPC are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company would only be entitled to recover against assets attributed and credited to the specific series of the Company that has a direct financial obligation to such creditor. As such, the liability of a member of a series of the Company for the financial obligations of the series of the Company is limited to the member’s contribution of capital to such series.

Basis of Accounting and Use of Estimates – The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses in the statements of operations during the applicable period. Actual results could materially differ from those estimates.

Cash – The Company’s cash consists of cash held in a Federal Deposit Insurance Corporation (“FDIC”) insured bank account.

Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase, including investments in money market funds, to be cash equivalents. These investments are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value.

F-97

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Artwork – The Artwork of each series is recorded at cost, which is the purchase price paid for the Artwork plus the Expense Allocation (as defined below), and any other expenditure deemed necessary to bring the Artwork to the intended use (e.g. shipping costs and import taxes). Artwork is determined to have an indefinite life. The Company will review the Artwork for impairment in accordance with the requirements of FASB ASC Subtopic 360-10, Property, Plant, and Equipment: Impairment and Disposal of Long-Lived Assets (“ASC-360”). Those requirements require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the Artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company:

●

Considers whether indicators of impairment are present. Indicators or triggers of impairment management considers are: deteriorating physical condition of the Artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist, and other events, circumstances, or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork, to its carrying value; and

●	If the amount realizable upon sale of the Artwork is deemed to be less than its carrying value, the Company would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s consolidated financial statements. There were no events or circumstances indicating impairment of the Artwork for the period presented.

Expense Allocation – Each series of the Company agreed to pay Gallery an expense allocation payment equal to 11% of the purchase price of the Artwork, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Concentration of Credit Risk – Financial instruments that potentially subject each series of the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the cash of each series of the Company is held by two financial institutions that management believes are of high credit quality in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institution in which it deposits funds and cash is only held for a short duration pending closing or a distribution to members.

F-98

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Class A ordinary Share – Basic earnings (loss) per share is calculated by dividing net income (loss) attributable to Class A ordinary shareholders by the weighted-average number of Class A ordinary shares outstanding during the period.

For diluted earnings per share, the weighted-average share count also includes additional Class A shares that could be issued from:

1.	The exchange of SPC Preferred shares (as defined later in this Note).
2.	The conversion of Class B shares, if any, based on the estimated fair value of the related artwork.

If a Series reports a net loss for the period, diluted earnings per share equals basic earnings per share because the inclusion of potentially dilutive securities would be anti-dilutive.

Income Taxes – The Company is a Delaware series limited liability company, and the Company is treated as a partnership for U.S. tax purposes. Each series is disregarded for income tax purposes. As such, the Company and each of its series are pass-throughs for income tax purposes and generally not subject to federal or state income taxes. Instead, each series’ taxable income or loss, which may differ significantly from the income or loss reported in the financial statements, is allocated to its members and each member is responsible for reporting their share of the series’ taxable income or loss on their federal and state tax returns. Accordingly, no provision for income taxes is reflected in the accompanying financial statements.

For the current tax year and all major taxing jurisdictions, the Administrator has determined that the Company and each series qualify as pass-through entities with no uncertain tax positions requiring recognition in the financial statements. If any series incurs an income tax liability in the future, Interest on the liability will be recorded as interest expense and penalties will be recorded as income tax expense for that series. The Administrator does not anticipate material changes to its assessment of uncertain tax positions in the next twelve months. However, this conclusion may be subject to review and adjustment based on changes in tax laws, regulations, interpretations, or other factors, including the timing of deductions, income allocation across jurisdictions, and compliance with U.S., state, and foreign tax laws.

Unsettled Subscriptions and Investor Subscription Deposits – The unsettled subscriptions and investor subscription deposits consist of amounts received from potential investors that are expected to be settled in Class A shares of a series at an undetermined future date upon closing of the relevant offering.

Organizational and Offering Costs – The Administrator will pay all of the Company’s ordinary ongoing operating costs and expenses and manage all management services relating to the Company’s business, each series and the Artwork of each series in exchange for SPC Preferred shares as later defined in this Note.

Organizational and offering costs include all expenses relating to the formation of the Company and its series, the qualification of the series’ offerings, and the marketing and distribution of each series’ Class A shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars; mailing and distribution costs; telephones, internet, and other telecommunications costs; all advertising and marketing expenses; charges of experts and fees; expenses and taxes related to the series’ offerings; and qualification of the sale of Class A shares of a series under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company did not pay any of these costs and is not required to reimburse the Administrator for any of these costs. Accordingly, these costs are not included in the Company’s consolidated financial statements.

F-99

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Members’ Equity – Members’ equity for each series is comprised of different types of membership interests: Class A shares, Class B ordinary shares (“Class B shares”), a Class C ordinary share (“Class C share”), as well as SPC preferred shares (“SPC Preferred Shares”) and SPC ordinary shares (“SPC Ordinary shares”) of SPC:

Class A shares - The Class A shares of each series represent in the aggregate 100% of the members’ capital accounts of each such series and an 80% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

The authorized number of Class A shares for each series is limited to the primary offering number of shares plus: (i) the number of Class A shares which may be issued upon exchange of the SPC Preferred shares, plus (ii) shares which may be issued upon conversion of Class B shares. All Class A shares have certain limited voting and approval rights, including for the issuance of additional shares and removing members of the Board of Managers or the Administrator. The Board of Managers controls all other actions as stated in the Company’s amended and restated operating agreement.

Class B shares - The Class B shares of each series initially held by Masterworks Foundry, LLC (“Foundry”) are profit interests that represent a 20% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. In addition, prior to a sale of the Artwork, Class B shares of series may be converted into Class A shares of such series with a value at the time of conversion equal to 20% of the increase in value of the Company’s issued and outstanding Class A and B shares. The authorized number of Class B shares is limited to the number of Class B shares set forth on the Consolidated Statement of Members’ Equity. The convertible Class B shares have no specified exercise date, exercise price, or expiration. Class B shares for any series have 100% of the voting rights prior to the issuance of Class A shares of such series and no voting rights after the issuance of Class A shares of such series.

Class C share - The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

SPC Preferred shares - The SPC Preferred shares have a $20 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the Class A shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), the Administrator, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), the Administrator would exchange its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders. The number of SPC Preferred shares shall be limited to the number of SPC Preferred shares which may be issued pursuant to a management service agreement signed with the Administrator (Note 2).

SPC Ordinary shares - The SPC Ordinary shares represent a 100% residual economic ownership interest in the Segregated Portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares (as defined below), if any. Each Series’ membership interest represented by SPC Ordinary shares is eliminated upon consolidation between each Series and its corresponding SPC.

Revenue Recognition – The Company does not plan to generate a material amount of revenue until the Artwork of any series is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the transfer of the Artwork title to the buyer.

F-100

2. RELATED PARTY TRANSACTIONS

Management services are provided pursuant to a management services agreement among the Company, on behalf of each applicable series, Masterworks Cayman, SPC, on behalf of each applicable segregated portfolio, and the Administrator, which was entered into prior to the initial closing of the initial series offerings, and incorporates a “unitary” fee structure (the “Management Services Agreement”). This means the Administrator will pay all of the ordinary ongoing operating costs and expenses and manage all management services relating to the business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman, SPC (the “SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman, SPC outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. The Company recognizes the management services fees expense at the time of issuance of the related SPC Preferred shares as the requisite service period is considered completed. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. The SPC Preferred shares are recorded using the net asset value effective as of the applicable quarter-end in which the management services fee is due and payable. No management services fees are payable for the period prior to the closing of 95% of the applicable series offering.

The management services fee covers all ordinary operating costs of the Company and each series; however, the Administrator will charge the Company for any extraordinary costs and payments, including costs and payments associated with litigation, arbitration, or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction and for selling the Artwork of each series. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence for the applicable series, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Artwork is sold, and the resulting proceeds can be used to settle the liability to the Administrator. The Administrator may be removed from its role as Administrator if the holders of two-thirds (⅔) of the voting shares of all series of the Company voting as a single class vote to remove and replace the Administrator, which would result in termination of the Management Services Agreement.

Additionally, the Management Services Agreement also provides that the Administrator will pay the Company for the rights to commercialize the Artwork of each series for the duration of the operations of the Company. Each series receives de minimis royalty income from the Administrator by the end of each fiscal year.

All balances and transactions denoted as to or from “affiliate” on the accompanying consolidated balance sheet, statement of operations, and statement cash flows represent related party transactions.

F-101

3. FAIR VALUE MEASUREMENTS

Financial assets are recorded at fair value, which is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date.

The accounting guidance establishes a three-tier fair value hierarchy based on the inputs used in valuation:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Observable inputs other than quoted prices, including market data for similar assets or liabilities.
●	Level 3: Unobservable inputs based on management’s estimates, considering valuation risks.

Each series determines fair value using quoted prices, market data, or valuation techniques that prioritize observable inputs while considering counterparty credit risk.

If a series holds financial assets, the following table(s) present their fair value by hierarchy level (in thousands):

December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Money Market Funds	$-	$-	$-	$-

Total Assets	$-	$-	$-	$-

4. ADMINISTRATOR SUMMARY FINANCIAL INFORMATION

The Company is not expected to maintain a material amount of cash and will be entirely dependent upon the Administrator to perform administrative services and to pay ordinary ongoing costs and expenses to maintain the Artwork and manage the Company’s operations. The table below summarizes selected unaudited financial information of the Administrator:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

5. RISKS AND UNCERTAINTIES

The nature of the Company’s operations are limited in scope. The Company holds no material assets other than the Artworks beneficially owned by each series, has no employees, and has no debts or contractual obligations, other than a management services agreement pursuant to which the Administrator will provide services that are essential to the Company, such as storage, insurance, display, transport, SEC filings and compliance, and other normal operating services, and the Administrator will fund all of such costs and expenses. As a result of this relationship, the Company is dependent upon the Administrator and is totally reliant on the Administrator to manage its business.

The preparation of the consolidated financial statements requires the use of estimates by management. Although the Artwork of each series is carried at its cost basis, subject to possible impairment, Management must estimate the value of the Artwork to determine the expense associated with fees payable to the Administrator, which are payable in the form of SPC Preferred shares that are convertible to Class A shares, hence, representing membership interests in the Company. The value of Artwork is highly subjective and given that each artwork is unique, there is a risk that management’s estimates are materially incorrect, which would result in an understatement or overstatement of the Company’s expenses. The value of the Artwork of each series estimated by management has no impact on the number of SPC Preferred shares issued or Class A shares issuable upon conversion thereof.

The Company is subject to an exceptionally high level of concentration risk. The Artwork of any series can decline in value, become worthless or be difficult or impossible to liquidate due to economic factors, trends in the art market generally, trends relating to the genre of the artwork or trends relating to the market for works by the artist that produced the Artwork, as well as changes in the condition of the Artwork and other factors. In periods of global financial weakness and disruption in financial and capital markets, the art market tends to experience declines in transaction volume, making it extremely difficult to liquidate artwork during such periods at acceptable values or at all.

6. SUBSEQUENT EVENTS

Management has evaluated events and transactions that have occurred since December 31, 2025 and reflected their effects, if any, in these statements through April 8, 2026, the date the financial statements were available to be issued, and a summary of material events is set forth below.

The table below shows offerings, which have been qualified after the date of the financial statements through April 8, 2026:

Series	Underlying Asset	Maximum Offering Size	Class A shares	Qualification Date
Series 528	Painting by Cecily Brown	$1,542,000	77,100	3/18/2026

F-102

Item 8. Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A filed on June 2, 2023).*
2.2	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A filed on June 2, 2023).*
2.3	Form of Second Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-U filed on January 4, 2024).*
4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company’s Form 1-A POS filed on July 18, 2023).*
6.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A POS filed on August 2, 2023).*
6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-U filed on August 31, 2023).*
6.3	Form of Amended and Restated Management Services Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on January 4, 2024).*
6.4	Form of Amended and Restated Financing, License and Sourcing Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on February 9, 2024).*
6.5	Art Purchase Agreement for Series 301 (incorporated by reference to the copy thereof submitted as Exhibit 6.5 to the Company’s Form 1-A filed on June 2, 2023).*
6.6	Art Purchase Agreement for Series 302 (incorporated by reference to the copy thereof submitted as Exhibit 6.6 to the Company’s Form 1-A filed on June 2, 2023).*
6.7	Art Purchase Agreement for Series 303 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A filed on June 2, 2023).*
6.8	Art Purchase Agreement for Series 304 (incorporated by reference to the copy thereof submitted as Exhibit 6.8 to the Company’s Form 1-A filed on June 2, 2023).*
6.9	Art Purchase Agreement for Series 305 (incorporated by reference to the copy thereof submitted as Exhibit 6.9 to the Company’s Form 1-A filed on June 2, 2023).*
6.10	Art Purchase Agreement for Series 306 (incorporated by reference to the copy thereof submitted as Exhibit 6.10 to the Company’s Form 1-A filed on June 2, 2023).*
6.11	Art Purchase Agreement for Series 308 (incorporated by reference to the copy thereof submitted as Exhibit 6.11 to the Company’s Form 1-A filed on June 2, 2023).*
6.12	Art Purchase Agreement for Series 310 (incorporated by reference to the copy thereof submitted as Exhibit 6.12 to the Company’s Form 1-A filed on June 2, 2023).*
6.13	Art Purchase Agreement for Series 311 (incorporated by reference to the copy thereof submitted as Exhibit 6.13 to the Company’s Form 1-A filed on June 2, 2023).*
6.14	Art Purchase Agreement for Series 312 (incorporated by reference to the copy thereof submitted as Exhibit 6.14 to the Company’s Form 1-A filed on June 2, 2023).*
6.15	Art Purchase Agreement for Series 313 (incorporated by reference to the copy thereof submitted as Exhibit 6.15 to the Company’s Form 1-A filed on June 2, 2023).*
6.16	Art Purchase Agreement for Series 314 (incorporated by reference to the copy thereof submitted as Exhibit 6.16 to the Company’s Form 1-A filed on June 2, 2023).*
6.17	Art Purchase Agreement for Series 317 (incorporated by reference to the copy thereof submitted as Exhibit 6.17 to the Company’s Form 1-A POS filed on June 21, 2023).*
6.18	Art Purchase Agreement for Series 321 (incorporated by reference to the copy thereof submitted as Exhibit 6.18 to the Company’s Form 1-A POS filed on June 21, 2023).*
6.19	Art Purchase Agreement for Series 324 (incorporated by reference to the copy thereof submitted as Exhibit 6.19 to the Company’s Form 1-A POS filed on June 21, 2023).*
6.20	Art Purchase Agreement for Series 307 (incorporated by reference to the copy thereof submitted as Exhibit 6.20 to the Company’s Form 1-A POS filed on July 18, 2023).*
6.21	Art Purchase Agreement for Series 328 (incorporated by reference to the copy thereof submitted as Exhibit 6.21 to the Company’s Form 1-A POS filed on July 18, 2023).*
6.22	Art Purchase Agreement for Series 331 (incorporated by reference to the copy thereof submitted as Exhibit 6.22 to the Company’s Form 1-A POS filed on July 18, 2023).*

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6.23	Art Purchase Agreement for Series 333 (incorporated by reference to the copy thereof submitted as Exhibit 6.23 to the Company’s Form 1-A POS filed on July 18, 2023).*
6.24	Art Purchase Agreement for Series 335 (incorporated by reference to the copy thereof submitted as Exhibit 6.24 to the Company’s Form 1-A POS filed on July 18, 2023).*
6.25	Art Purchase Agreement for Series 341 (incorporated by reference to the copy thereof submitted as Exhibit 6.25 to the Company’s Form 1-A POS filed on July 18, 2023).*
6.26	Art Purchase Agreement for Series 347 (incorporated by reference to the copy thereof submitted as Exhibit 6.26 to the Company’s Form 1-A POS filed on July 18, 2023).*
6.27	Art Purchase Agreement for Series 379 (incorporated by reference to the copy thereof submitted as Exhibit 6.27 to the Company’s Form 1-A POS filed on August 22, 2023).*
6.28	Art Purchase Agreement for Series 382 (incorporated by reference to the copy thereof submitted as Exhibit 6.28 to the Company’s Form 1-A POS filed on September 5, 2023).*
6.29	Art Purchase Agreement for Series 342 (incorporated by reference to the copy thereof submitted as Exhibit 6.29 to the Company’s Form 1-A POS filed on September 15, 2023).*
6.30	Art Purchase Agreement for Series 378 (incorporated by reference to the copy thereof submitted as Exhibit 6.30 to the Company’s Form 1-A POS filed on September 15, 2023).*
6.31	Art Purchase Agreement for Series 394 (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on October 13, 2023).*
6.32	Art Purchase Agreement for Series 397 (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on October 2, 2023).*
6.33	Art Purchase Agreement for Series 401 (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-U filed on October 2, 2023).*
6.34	Art Purchase Agreement for Series 399 (incorporated by reference to the copy thereof submitted as Exhibit 6.34 to the Company’s Form 1-A POS filed on October 13, 2023).*
6.35	Art Purchase Agreement for Series 402 (incorporated by reference to the copy thereof submitted as Exhibit 6.35 to the Company’s Form 1-A POS filed on October 13, 2023).*
6.36	Art Purchase Agreement for Series 406 (incorporated by reference to the copy thereof submitted as Exhibit 6.36 to the Company’s Form 1-A POS filed on October 13, 2023).*
6.37	Art Purchase Agreement for Series 408 (incorporated by reference to the copy thereof submitted as Exhibit 6.37 to the Company’s Form 1-A POS filed on October 13, 2023).*
6.38	Art Purchase Agreement for Series 409 (incorporated by reference to the copy thereof submitted as Exhibit 6.38 to the Company’s Form 1-A POS filed on October 13, 2023).*
6.39	Art Purchase Agreement for Series 410 (incorporated by reference to the copy thereof submitted as Exhibit 6.39 to the Company’s Form 1-A POS filed on October 13, 2023).*
6.40	Art Purchase Agreement for Series 364 (incorporated by reference to the copy thereof submitted as Exhibit 6.40 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.41	Art Purchase Agreement for Series 461 (incorporated by reference to the copy thereof submitted as Exhibit 6.41 to the Company’s Form 1-A POS filed on December 11, 2024).*
6.42	Art Purchase Agreement for Series 495 (incorporated by reference to the copy thereof submitted as Exhibit 6.42 to the Company’s Form 1-A POS file on May 27, 2025).*
6.43	Art Purchase Agreement for Series 499 (incorporated by reference to the copy thereof submitted as Exhibit 6.43 to the Company’s Form 1-A POS filed on July 21, 2025).*
6.44	Art Purchase Agreement for Series 504 (incorporated by reference to the copy thereof submitted as Exhibit 6.44 to the Company’s Form 1-A POS filed on July 21, 2025).*
6.45	Art Purchase Agreement for Series 505 (incorporated by reference to the copy thereof submitted as Exhibit 6.45 to the Company’s Form 1-A POS filed on August 13, 2025).*
6.46	Art Purchase Agreement for Series 509 (incorporated by reference to the copy thereof submitted as Exhibit 6.46 to the Company’s Form 1-A POS filed on September 16, 2025).*
6.47	Art Purchase Agreement for Series 514 (incorporated by reference to the copy thereof submitted as Exhibit 6.47 to the Company’s Form 1-A POS filed on October 3, 2025).*
6.48	Art Purchase Agreement for Series 515 (incorporated by reference to the copy thereof submitted as Exhibit 6.48 to the Company’s Form 1-A POS file on October 3, 2025).*
6.49	Consignment Agreement for Series 307 (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on November 26, 2025).*

* Filed Previously

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Masterworks Vault 2, LLC

By:	/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel & Secretary

Pursuant to the requirements of Regulation A, this Report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nigel S. Glenday	Chief Executive Officer	April 8, 2026
Nigel S. Glenday	(Principal Executive Officer)

/s/ Nigel S. Glenday	Chief Financial Officer (Principal Financial Officer	April 8, 2026
Nigel S. Glenday	and Principal Accounting Officer) and Member of Board of Managers

/s/ Joshua B. Goldstein	Member of the Board of Managers	April 8, 2026
Joshua B. Goldstein

16